UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to 240.14a-12
Chemed Corporation

(Name of Registrant as Specified In Its Charter)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
STOCKHOLDERS ENTITLED TO VOTE
QUORUM
HOW TO VOTE; SUBMITTING YOUR PROXY; REVOKING YOUR PROXY
ELECTION OF DIRECTORS
NOMINEES
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION-2009 (a)
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
ALL OTHER COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN 2009
OUTSTANDING EQUITY AWARDS AT YEAR END 2009
OPTION EXERCISES AND STOCK VESTED IN 2009
NONQUALIFIED DEFERRED COMPENSATION IN 2009
PROPOSAL TO APPROVE AND ADOPT THE 2010 STOCK INCENTIVE PLAN
THE STOCK INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
FEES PAID TO INDEPENDENT ACCOUNTANTS
STOCKHOLDER PROPOSALS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
DUPLICATE ANNUAL REPORT AND PROXY STATEMENT
OTHER MATTERS
MISCELLANEOUS
EXHIBIT A CHEMED CORPORATION 2010 STOCK INCENTIVE PLAN

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 17, 2010
          The Annual Meeting of Stockholders of Chemed Corporation will be held at The Queen City Club, 331 East Fourth Street, Cincinnati, Ohio, on May 17, 2010, at 11:00 a.m. Eastern Time for the following purposes:
(1)	To elect directors;
(2)	To approve and adopt the Company’s 2010 Stock Incentive Plan;
(3)	To ratify the selection of independent accountants by the Audit Committee of the Board of Directors; and
(4)	To transact any other business properly brought before the meeting.
          The above matters are described in the Proxy Statement accompanying this Notice. You are urged, after reading the Proxy Statement, to vote your shares by proxy using one of the following methods: (a) complete, sign, date and return your proxy card in the postage-paid envelope provided or (b) vote by telephone or vote via the Internet using the instructions on your proxy card. Voting instructions are described in more detail in the Proxy Statement.
          Your vote is extremely important. If you have any questions or require any assistance with voting your shares, please contact the Board of Directors’ proxy solicitor:
Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (888) 750-5834
Banks and Brokers May Call Collect: (212) 750-5833
          Stockholders of record at the close of business on March 31, 2010, are entitled to notice of, and to vote at, the Annual Meeting.

Naomi C. Dallob Secretary
April ___, 2010

PROXY STATEMENT
          This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Chemed Corporation (the “Company” or “Chemed”) of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at 11:00 a.m. Eastern Time at The Queen City Club, 331 East Fourth Street, Cincinnati, Ohio, on May 17, 2010 (the “Annual Meeting”), and any adjournments or postponements thereof. The Company’s mailing address is 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726. The approximate date on which this Proxy Statement and the enclosed proxy card are first being given or sent to stockholders is April ___, 2010.
          The Board unanimously recommends that you vote FOR the election of each of the Board’s nominees named on the proxy card accompanying this Proxy Statement. Please read “How to Vote” for more information on how to vote your proxy.
STOCKHOLDERS ENTITLED TO VOTE
          Stockholders as recorded in the Company’s stock register on March 31, 2010 will be entitled to notice of and may vote at the Annual Meeting or any adjournments or postponements thereof. On such date, the Company had outstanding                     shares of capital stock, par value $1 per share (“Capital Stock”), entitled to one vote per share. The list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose relevant to the meeting during normal business hours for 10 days before the meeting at the Company’s office in Cincinnati. The list will also be available during the meeting for inspection by stockholders.
QUORUM
          The Company’s bylaws provide that at all meetings of stockholders, the holders of record, present in person or by proxy, of shares of Capital Stock having a majority of the voting power entitled to vote thereat, is necessary and sufficient to constitute a quorum for the transaction of business. Abstentions, withheld votes and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present. Broker shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present.
          Your vote is important – we urge you to vote by proxy even if you plan to attend the Annual Meeting.
HOW TO VOTE; SUBMITTING YOUR PROXY; REVOKING YOUR PROXY
          You may vote your shares either by voting in person at the Annual Meeting or by submitting a completed proxy. By submitting a proxy, you are legally authorizing another person to vote your shares. The enclosed proxy card designates Messrs. McNamara and Walsh to vote your shares in accordance with the voting instructions you indicate on your proxy card.
          If you submit your executed proxy card designating Messrs. McNamara and Walsh as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, then your shares will be voted by these individuals in accordance with the Board’s recommendations, which are described in this Proxy Statement. In addition, if any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this Proxy Statement), then each of these individuals will have the authority to vote your shares on those other matters in accordance with his or her discretion and judgment. The Board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this Proxy Statement.

          We urge you to vote by doing one of the following:
•	Vote by Mail: You can vote your shares by mail by completing, signing, dating and returning your proxy card in the postage-paid envelope provided. In order for your proxy to be validly submitted and for your shares to be voted in accordance with your instructions, we must receive your mailed proxy card by 5:00 p.m. Eastern Time on May ___, 2010.

•	Vote by Telephone: You can also vote your shares by calling the number (toll-free in the United States and Canada) indicated on your proxy card at any time and following the recorded instructions. If you submit your proxy by telephone, then you may submit your voting instructions up until 12:00 a.m. Eastern Time on May ___, 2010. If you are a beneficial owner, or you hold your shares in “street name” as described below, please contact your bank, broker or other holder of record to determine whether you will be able to vote by telephone.

•	Vote via the Internet: You can vote your shares via the Internet by going to the Web site address for Internet voting indicated on your proxy card and following the steps outlined on the secure Web site. If you submit your proxy via the Internet, then you may submit your voting instructions up until 12:00 a.m. Eastern Time on May ___, 2010. If you are a beneficial owner, or you hold your shares in “street name”, please contact your bank, broker or other holder of record to determine whether you will be able to vote via the Internet.
          Please let us know whether you plan to attend the Annual Meeting by marking the appropriate box on your proxy card or by following the instructions provided when you submit your proxy by telephone or via the Internet.
          If your shares are not registered in your name but in the “street name” of a bank, broker or other holder of record (a “nominee”), then your name will not appear in the Company’s register of stockholders. Those shares are held in your nominee’s name, on your behalf, and your nominee will be entitled to vote your shares. Your nominee is required to vote your shares in accordance with your instructions. If you do not give instructions to your nominee, your nominee will be entitled to vote your shares with respect to “discretionary” items but will not be permitted to vote your shares with respect to “non-discretionary” items (your shares are treated as “broker non-votes”).
          Your proxy is revocable. If you are a stockholder of record, after you have submitted your proxy card, you may revoke it by mail by sending a written notice to be delivered before the Annual Meeting to the Company’s Secretary at 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726. If you wish to revoke your submitted proxy card and submit new voting instructions by mail, then you must sign, date and mail a new proxy card with your new voting instructions, which we must receive by 5:00 p.m. Eastern Time on May ___, 2010. If you are a stockholder of record and you voted your proxy card by telephone or via the Internet, you may revoke your submitted proxy and/or submit new voting instructions by that same method, which must be received by 12:00 a.m. Eastern Time on May ___, 2010. You also may revoke your proxy card by attending the Annual Meeting and voting your shares in person. Attending the Annual Meeting without taking one of the actions above will not revoke your proxy. If you are a beneficial owner, or you hold your shares in “street name” as described above, please contact your bank, broker or other holder of record for instructions on how to change or revoke your vote.
          Your vote is very important to the Company. If you do not plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your completed proxy card prior to the Annual Meeting in accordance with the above instructions so that your shares will be represented and voted in accordance with your instructions. Even if you plan to attend the Annual Meeting in person, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
          You are entitled to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner as of the close of business on March 31, 2010, or if you hold a valid proxy for the meeting. You should be prepared to present photo identification for admission.
          If your shares are held in “street name”, in order for you to attend the Annual Meeting, you must bring a letter or account statement showing that you beneficially own the shares held by your nominee, as well as proper photo identification. Note that even if you attend the Annual Meeting, you cannot vote the shares that are held by your nominee unless you have a proxy from your nominee. Rather, you should vote your shares by following the instructions provided on the enclosed proxy card and returning the proxy card to your nominee to ensure that your shares will be voted on your behalf, as described above.
          If you have questions or require any assistance with voting your shares, please contact the Board’s proxy solicitor, Innisfree M&A Incorporated at:
Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (888) 750-5834
Banks and Brokers May Call Collect: (212) 750-5833
ELECTION OF DIRECTORS
          In the election of directors, every stockholder has the right to vote each share of Capital Stock owned by such stockholder on the record date for as many persons as there are directors to be elected. Ten directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Cumulative voting is not permitted. To be elected, a nominee must receive a plurality of the votes cast at the Annual Meeting. Only votes cast FOR a nominee will be counted. Abstentions, votes withheld and broker non-votes will be excluded entirely from the vote.
NOMINEES
          Unless otherwise indicated by your proxy card, if you return a validly completed and executed proxy card or vote your proxy card by telephone or via the Internet, your shares will be voted FOR the nominees named below. Each of the nominees named below is a current director standing for re-election, and each was elected at the Annual Meeting of Stockholders held on May 29, 2009. As of the date of this Proxy Statement, the Board has no reason to believe that any of the nominees named below will be unable or unwilling to serve. Each nominee named below has consented to being named in this Proxy Statement and to serve if elected.
          The following paragraphs provide information as of the date of this proxy statement about each nominee. The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates shall have substantial experience or shall have achieved a high level of distinction in their fields. Certain individual qualifications and skills of our nominees that contribute to the Board’s effectiveness as a whole in performing its oversight responsibilities are described below.

Kevin J. McNamara Director since 1987 Age: 56	Mr. McNamara is President and Chief Executive Officer of the Company and has held these positions since August 1994 and May 2001, respectively. Previously, he served as Executive Vice President, Secretary and General Counsel from November 1993, August 1986 and August 1986, respectively, to August 1994.

Joel F. Gemunder Director since 1977 Age: 70	Mr. Gemunder is President and Chief Executive Officer of Omnicare, Inc., Covington, Kentucky (healthcare products and services) (“Omnicare”), and has held these positions since May 1981 and May 2001, respectively. Omnicare is a former wholly owned subsidiary of the Company that became a publicly owned corporation in 1981 and has not been a Chemed affiliate since at least 1996. He is also a director of Omnicare and Ultratech Stepper, Inc. (advanced packaging and laser processing, San Jose, California).

Patrick P. Grace Director since 1996 Age: 54	Mr. Grace is the co-founder and managing Principal of Apollo Philanthropy Partners, L.L.C., New York, New York (philanthropic advisory services) and has held that position since October 2008. From 1996 to 2010 he served as President of MLP Capital, Inc., New York, New York, an investment holding company which has had several real estate and mining interests in the southeastern United States. From January 2002 to August 2002, Mr. Grace was also President and Chief Executive Officer of Kingdom Group, LLC (“Kingdom”), New York, New York (a provider of turnkey compressed natural gas fueling systems), which filed for bankruptcy January 2002, and he was Executive Vice President of Kingdom from August 1999 to December 2000. He earned a Master’s of Business Administration degree in finance from Columbia University.

Thomas C. Hutton Director since 1985 Age: 59	Mr. Hutton is a Vice President of the Company. He has held this position since February 1988. Previously, Mr. Hutton, who has a J.D. and Master’s of Public Administration degree from Cornell University, practiced corporate law in New York concentrating in securities and regulatory law from 1977 to 1987. He served a director of Omnicare from May 1983 to May 2001. Currently Mr. Hutton serves as a trustee on three private foundations including the Chemed Foundation.

Walter L. Krebs Director from May 1989 to April 1991, May 1995 to May 2003 and since May 2005 Age: 77	Mr. Krebs retired as Senior Vice President-Finance, Chief Financial Officer and Treasurer of Service America Systems, Inc. (home and service warranties), a then-wholly owned subsidiary of the Company (“Service America”), in July 1999, having held the position since October 1997. Previously, he was a Director-Financial Services of DiverseyLever, Inc. (formerly known as Diversey Corporation), Detroit, Michigan (specialty chemicals) (“Diversey”), from April 1991 to April 1996. Previously, from January 1990 to April 1991, he was Senior Vice President and the Chief Financial Officer of the Company’s then-wholly owned subsidiary, DuBois Chemicals, Inc. (specialty chemicals) (“DuBois”).

Andrea R. Lindell Director since May 2008 Age: 66	Ms. Lindell is Dean and a Professor of the College of Nursing at the University of Cincinnati, a position she has held since December 1990. Ms. Lindell is also Associate Senior Vice President of the Medical Center at the University of Cincinnati, a position she has held since July 1998. The College of Nursing’s programs include over 1500 students, and offer the following degrees: BSN, MSN, Post MSN, and PhD. From September 1994 to June 2002, she also held an additional position as Interim Dean of the College of Allied Health Sciences at the University of Cincinnati. She is a director of Omnicare.

Thomas P. Rice Director since May 2009 Age: 60	Mr. Rice was Chief Executive Officer of Andrx Corporation, Fort Lauderdale, Florida (specialty pharmaceuticals) (“Andrx”), from February 2004 to November 2006, when Andrx was sold to Watson Pharmaceuticals. Following the sale, Mr. Rice returned as General Manager and Partner to Columbia Investments LLC, Baltimore, Maryland, which invests in local businesses in Baltimore and which Mr. Rice co-founded in January 1996. He is also a Director of Par Pharmaceuticals (drug development, manufacture, and marketing). From January 1999 to March 2003, he was President and Chief Executive Officer of Chesapeake Biological Laboratories, Inc., Solomons, Maryland (pharmaceuticals manufacturing) (“Chesapeake”). Before co-founding Columbia Investments LLC, Mr. Rice served as Executive Vice President and Chief Operating Officer of Circa Pharmaceuticals, Inc., Copiague, New York (pharmaceuticals manufacturing) (“Circa”), from June 1993 to January 1996. Mr. Rice was also the Chief Financial Officer of Circa from June 1993 to January 1995. Prior to joining Circa, Mr. Rice spent seven years as an accountant with Deloitte & Touche LLP, an international accounting firm. He earned a Master’s degree in finance from Loyola University. He was a director of Circa from June 1993 to January 1996, a director of Chesapeake from January 1997 to January 1999 and a director of Andrx from April 2003 to November 2006.

Donald E. Saunders Director from May 1981 to May 1982, May 1983 to May 1987 and since May 1998 Age: 65	Mr. Saunders is a Clinical Faculty Member at the Farmer School of Business, Miami University, Oxford, Ohio, and has held this position since August 2001. He earned a doctorate in Economics, with a major in Accounting, from Indiana University. He has taken Masters level courses in financial reporting, financial valuation, and risk management. Mr. Saunders retired as President of DuBois, then a division of Diversey, in October 2000, having held that position since November 1993.

George J. Walsh III Director since 1995 Age: 64	Mr. Walsh is a partner with the law firm of Thompson Hine LLP, New York, New York, and has held this position since May 2002. Prior to this date, Mr. Walsh was a partner with the law firm of Gould & Wilkie LLP, New York, New York, and held this position since January 1979. Gould & Wilkie merged with Thompson Hine on May 1, 2002. Mr. Walsh was elected the Chairman of the Board of Directors in March 2009.

Frank E. Wood Director since 2002 Age: 67	Mr. Wood is President and Chief Executive Officer of Secret Communications, LLC, Cincinnati, Ohio (former owner and operator of radio stations, and now a venture capital fund), and has held this position since 1994. He is also co-founder and principal of The Darwin Group, Cincinnati, Ohio (venture capital firm specializing in second-stage investments), and has held this position since 1998. Since 2000, he has also served as chairman of 8e6 Technologies Corporation, Orange, California (developer of Internet filtering software). He is also a director of Tribune Company. He earned a J.D. degree from The University of Chicago Law School.
          The Board unanimously recommends that you vote FOR the election of each of the above-named nominees.

CORPORATE GOVERNANCE
Director Compensation
          The Company’s compensation program for directors who are not employees of the Company consists of annual cash fees and fully vested stock awards granted pursuant to the Roto-Rooter, Inc. 2004 Stock Incentive Plan (as amended, supplemented or otherwise modified as of the date hereof, the “2004 Incentive Plan”) and the Chemed Corporation 2006 Stock Incentive Plan (as amended, supplemented or otherwise modified as of the date hereof, the “2006 Incentive Plan”). Directors who are not employees of the Company may also participate in the Chemed Corporation Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Compensation Plan”), which is described below. Directors who are employees of the Company do not receive cash compensation for their service as directors, but do receive annual fully vested stock awards for such service pursuant to the 2004 Incentive Plan and the 2006 Incentive Plan.
          The Board reviews and sets the cash compensation for non-employee directors and the fully vested stock awards for all directors. In making its determination, the Board seeks input from the Compensation Committee’s independent compensation consultant, Compensation Strategies, Inc., as well as certain executive officers of the Company, and considers any such input, including as to the level of compensation necessary to attract and retain qualified directors, among the factors it reviews in setting the amount of compensation. Director compensation is generally reviewed by the Board on an annual basis.
          Effective May 16, 2006, each member of the Board of Directors who is not an employee of the Company is paid an annual fee of $20,000 and a fee of $3,000 for each Board meeting attended. Mr. Walsh is paid an additional annual fee of $135,000 for his service as Chairman of the Board. Each member of the Board’s Audit Committee (other than its chairman), Compensation/Incentive Committee (the “Compensation Committee”) (other than its chairman) and Nominating Committee (including its chairman) is paid an additional annual fee of $10,000, $3,500 and $7,000, respectively, for his or her service on that Committee. The chair of the Audit Committee is paid $20,000 per year, and the chair of the Compensation Committee is paid $5,250 per year. A Committee member also is paid $1,000 for each Committee meeting (other than meetings of the Nominating Committee) attended unless the Committee meeting is on the same day as a meeting of the Board of Directors, in which case Committee members are paid $500 for attendance at the Committee meeting. Messrs. McNamara and Hutton, who are employees of the Company, do not receive cash compensation for their service as directors, but do receive annual fully vested stock awards, as detailed below. Each member of the Board of Directors and of a Committee is additionally reimbursed for reasonable travel expenses incurred in connection with attendance at Board and Committee meetings.
          In May 2009, Messrs. Gemunder, Grace, Krebs, Saunders and Wood and Ms. Lindell each received $37,770 in the form of a fully vested stock award of 1,000 shares of Capital Stock. Ms. Sandra Laney, now a director emeritus, was then a director and also received such award. Mr. Walsh also received the cash equivalent of a fully vested stock award of 1,000 shares of Capital Stock, or $37,770. During 2009, Messrs. McNamara and Hutton each received $15,108 in the form of a fully vested stock award of 400 shares of Capital Stock.
          In addition, the Company maintains the Director Deferred Compensation Plan in which certain directors who are not employees of the Company or of a subsidiary of the Company participate. Under such plan, which is not a tax-qualified plan, an account is established for each participant to which amounts are credited quarterly at the rate of $4,000 per year. These amounts are used to purchase shares of Capital Stock, and all dividends are reinvested in Capital Stock. Each participant is entitled to receive the balance in his or her account within 90 days following the date he or she ceases to serve as a director. In 2009, each of Messrs. Gemunder, Grace, Krebs, Saunders, Walsh and Wood and Ms. Lindell received contributions of $4,000, in each case in his or her respective account in the Director Deferred Compensation Plan. Messrs. Mrozek and Rice received contributions of $3,000, in each case in his respective account in the Director Deferred Compensation Plan.
          Directors may participate in the Company’s health insurance plans by paying rates offered to former employees under COBRA.
          In 2009, the Company provided the following compensation to directors for their service as directors of the Company:

DIRECTOR COMPENSATION-2009 (a)

	Fees Earned
	or Paid in	Stock	All Other
	Cash	Awards	Compensation	Total
Name	($)	($)(b)	($)	($)
Joel F. Gemunder	$45,000	$41,770	—	$86,770
Patrick P. Grace	57,500	41,770	—	99,270
Thomas C. Hutton (c)	—	15,108	—	15,108
Walter L. Krebs	48,667	41,770	—	90,437
Sandra E. Laney (c)	29,667	39,103	—	68,770
Andrea R. Lindell	47,000	41,770	—	88,770
John M. Mount	21,000	37,770	—	58,770
Ernest J. Mrozek	29,000	40,437	—	69,437
Thomas P. Rice	29,000	40,437	—	69,437
Donald E. Saunders	66,500	41,770	—	108,270
George J. Walsh III	204,802	4,000	—	208,802
Frank E. Wood	43,512	41,770	—	85,282

(a)	The Director Compensation Table excludes certain executive compensation figures for (i) Messrs. McNamara and O’Toole (who served as director until May 29, 2009), which are disclosed under the “—Summary Compensation Table” heading below and (ii) Messrs. E. L. Hutton and T. C. Hutton and Ms. Laney, which are disclosed under the “Certain Relationships and Transactions” heading below. Messrs. McNamara and T. C. Hutton, who are employees of the Company, only received fully vested stock awards for their service as directors in 2009. Mr. E. L. Hutton, who was an employee until his death in March 2009, and Mr. O’Toole and Ms. Laney did not receive remuneration in 2009 for their services as a directors.

(b)	Amounts for each of Messrs. Gemunder, Grace, Krebs, Saunders, Walsh and Wood and Ms. Lindell include contributions of $4,000 of Capital Stock held in the Chemed excess benefit plans. The amounts for Messrs. Mrozek and Rice include $2,667 of Capital Stock held in the Chemed excess benefit plans. The amount for Ms. Laney includes $1,333 of Capital Stock held in the Chemed excess benefit plans.

(c)	At December 31, 2009, Ms. Laney and Mr. T. C. Hutton held stock options outstanding for the purchase of shares, 40,000 shares and 48,000 shares, respectively, of Capital Stock. At December 31, 2009, Mr. T. C. Hutton held 3,359 restricted shares of Capital Stock. These stock options and restricted stock awards were granted to Mr. Hutton and Ms. Laney as compensation while employed by the Company and not in their capacity as directors.
Directors Emeriti
          The Board of Directors has a policy of conferring the honorary designation of Director Emeritus upon former directors who made valuable contributions to the Company and whose continued advice is believed to be of value to the Board of Directors. The designation as Director Emeritus is customarily conferred by the Board on an annual basis but may be conferred at such other times and for such other periods as the Board may determine. Each Director Emeritus is furnished with a copy of all agendas and other materials furnished to members of the Board of Directors generally, and is invited to attend all meetings of the Board; however, a Director Emeritus is not entitled to vote on any matters presented to the Board. A Director Emeritus is paid an annual fee of $18,000 and $500 for each meeting attended.
          Mr. John M. Mount, who served as a director of the Company from 1986 to 1991 and from 1994 to 2003, was designated a Director Emeritus in May 2005. In 2009, the Company paid Mr. Mount $21,000 in cash fees and granted him $37,770 in the form of a fully vested stock award of 1,000 shares of Capital Stock for his service as a Director Emeritus. Since March 1, 2007, he has also received $1,000 per month as a consultant to the Company. Ms. Laney, who served as a director of the Company from 1986-2009, was designated a Director Emeritus in May 2009. In 2009, the Company paid Ms. Laney $14,000 in her capacity as a Director Emeritus.

Committees and Meetings of the Board
          The Company has the following Committees of the Board of Directors: Audit Committee, Compensation Committee and Nominating Committee.
          Audit Committee The Audit Committee (a) is directly responsible for the appointment, compensation and oversight of a firm of independent registered accountants to audit the consolidated financial statements of the Company, (b) reviews and reports to the Board of Directors on the Company’s annual financial statements and the independent accountants’ report on such financial statements, (c) meets with the Company’s senior financial officers, internal auditors and independent accountants to review audit plans and work regarding the Company’s accounting, financial reporting and internal control systems and other non-audit services and (d) confers quarterly with senior management, internal audit staff and the independent accountants to review quarterly financial results. The Audit Committee consists of Messrs. Grace, Mrozek, Rice and Saunders, with Mr. Saunders serving as chairman. Each member of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange, and the Board of Directors has determined that Mr. Saunders, Mr. Mrozek and Mr. Rice each qualify as “audit committee financial experts” within the meaning of the applicable United States Securities and Exchange Commission (the “SEC”) regulations. The Audit Committee met seven times during 2009. A copy of the Audit Committee Charter is available at www.chemed.com.
          Compensation Committee The executive compensation program is administered by the Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors concerning (a) base salary and annual cash incentive compensation for executives of the Company, (b) establishment of incentive compensation plans and programs generally, (c) adoption and administration of certain employee benefit plans and programs and (d) additional year-end contributions by the Company under the Chemed/Roto-Rooter Savings & Retirement Plan (as amended, supplemented or otherwise modified as of the date hereof, the “Retirement Plan”). In addition, the Compensation Committee administers the 1999 Incentive Plan, the 2002 Incentive Plan, the 2004 Incentive Plan, the 2006 Incentive Plan and the Chemed Corporation 1999 Long-Term Employee Incentive Plan (as amended, supplemented or otherwise modified as of the date hereof, the “1999 Long-Term Incentive Plan” and, collectively with the 1999 Incentive Plan, the 2002 Incentive Plan, the 2004 Incentive Plan and the 2006 Incentive Plan, the “Stock Incentive Plans”) and the Chemed Corporation 2002 Executive Long-Term Incentive Plan (as amended, supplemented or otherwise modified as of the date hereof, the “LTIP”), under which it reviews and approves the granting of cash, stock options and stock awards. The Compensation Committee consists of Messrs. Walsh, Krebs and Wood and Ms. Lindell, with Mr. Walsh serving as chairman. Each member of the Compensation Committee is independent as defined under the listing standards of the New York Stock Exchange. The Compensation Committee met five times during 2009. A copy of the Compensation Committee Charter is available on the Company’s Web site, www.chemed.com.
          Nominating Committee The Nominating Committee (a) recommends to the Board of Directors the candidates for election to the Board at each Annual Meeting of Stockholders of the Company, (b) recommends to the Board of Directors candidates for election by the Board to fill vacancies on the Board, (c) considers candidates submitted to the Committee by directors, officers, employees, stockholders and others and (d) performs such other functions as may be assigned by the Board. In identifying and evaluating nominees for director, the Nominating Committee considers candidates with a wide variety of academic backgrounds and professional and business experiences. After reviewing the candidates’ backgrounds and qualifications, the Nominating Committee personally interviews those candidates it believes merit further consideration. Once it has completed this process, the Nominating Committee makes its final recommendations to the Board. Stockholders wishing to submit a candidate for election to the Board should submit the candidate’s name and a supporting statement to the Company’s Secretary at 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726. The Nominating Committee has no formal policy with regard to the consideration of director candidates recommended by stockholders because it believes such recommendations are sufficiently rare that they may be effectively considered on a case-by-case basis. The Nominating Committee considers diversity in identifying nominees. Its policy is to select the most appropriate candidate for election. Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender, experience, professions, skills and backgrounds. The Committee does not assign specific weights to particular criteria. The background and qualifications of all directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that allow the Board to fulfill its responsibilities. The Nominating Committee consists of Messrs. Gemunder, Grace and Walsh, with Mr. Grace serving as chairman. Each member of the Nominating Committee is independent as defined under the listing standards of the New York Stock Exchange. The Nominating Committee met once during 2009. A copy of the Nominating Committee Charter is available on the Company’s Web site, www.chemed.com.
          Board Meetings The Board of Directors has five scheduled meetings a year, at which it reviews and discusses reports by management on the performance of the Company and its operating subsidiaries, its plans and properties, as well as immediate issues facing the Company. The Board also meets during its meetings in executive session, without executives or management directors present. Such sessions are presided over by the Chairman of the Board.
          During 2009, there were six meetings of the Board of Directors. Each director attended at least 75% of the Board meetings and his or her applicable Committee meetings. While the Company does not have a formal policy with regard to Board members’ attendance at the Annual Meeting of Stockholders, all members of the Board are encouraged to attend. Eleven members of the Board attended last year’s Annual Meeting of Stockholders held on May 29, 2009.
          Director Independence The Board and the Nominating Committee undertake an annual review of director and nominee independence. They consider transactions and relationships between each director or nominee or any member of such director’s or nominee’s immediate family or any other person sharing such director’s or nominee’s home and the Company and its subsidiaries and affiliates, including those reported under the heading “Certain Relationships and Transactions” below. The Board and the Nominating Committee also examine transactions and relationships between directors and nominees and their respective affiliates and members of the Company’s senior management and their affiliates. The purpose of this review is to determine whether any such relationships or transactions are inconsistent with a determination that the director or nominee is independent under the New York Stock Exchange corporate governance listing standards.
          As a result of its 2009 review, the Board and the Nominating Committee affirmatively determined that, under the New York Stock Exchange listing standards, the following directors and nominees, constituting a majority of the individuals nominated for election as directors at the Annual Meeting, are independent of the Company and its management: Messrs. Gemunder, Grace, Krebs, Saunders, Rice, Walsh and Wood and Ms. Lindell.
          Risk Oversight The Board receives periodic reports from management on matters involving risk exposures such as regulatory changes, material litigation, and recommended policy revisions. The Audit Committee reviews material financial risk exposures including regulatory matters, acquisitions, economic conditions and interest rate exposures.
          The Audit Committee also reviews legal matters that may have a material impact on the Company’s financial statements. These Audit Committee reviews are conducted on an annual basis, or more frequently if a significant risk exposure matter develops.
          Compensation Committee Interlocks and Insider Participation The Compensation Committee is comprised of Messrs. Walsh, Krebs and Wood and Ms. Lindell. No member of the Compensation Committee has any direct or indirect material interest in or relationship with the Company, other than holdings of Capital Stock as set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” below and as related to his or her position as a director. During 2009, no executive officer of the Company served on the compensation committee of any other entity where an executive officer of such entity also served on the Board of Directors, and no executive officer of the Company served on the board of directors of any other entity where an executive officer of such entity also served on the Compensation Committee.
          Board Leadership Structure The Board has separated the functions of CEO and Chairman of the Board. Mr. Walsh currently serves as Chairman. The Board believes this separation of function promotes independence and enhances corporate governance.
          Policies and Procedures The Audit Committee reviews all material transactions with related persons as identified by management. In February 2007, the Audit Committee adopted a written policy and set of procedures for reviewing transactions between the Company and related persons, who include directors, nominees, executive officers and any person known to be the beneficial owner of more than 5% of the Company’s voting securities (each, a “related person”), any immediate family member of a related person and any person sharing the household of a related person. The policy also covers any firm, corporation or other entity in which any related person is employed or is a partner or principal, or in which such related person has a 5% or greater beneficial ownership interest. Prior to entering into a transaction with a related person, notice must be given to the Secretary of the Company containing (a) the related person’s relationship to the Company and interest in the transaction, (b) the material facts of the transaction, (c) the benefits to the Company of the transaction, (d) the availability of any other sources of comparable products or services and (e) an assessment of whether the transaction is on terms comparable to those available to an unrelated third party. If the Company’s Secretary and Chief Financial Officer determine that it is a related party transaction, the proposed transaction is submitted to the Audit Committee for its approval. The policy also provides for the quarterly review of related person transactions which have not previously been approved or ratified and any other such transactions which come to the attention of the Company’s Chief Executive Officer, Chief Financial Officer, Controller or Secretary. If the transaction is pending or ongoing, it will be promptly submitted to the Audit Committee for approval. If the transaction is completed, it will be submitted to the Audit Committee to determine if ratification or rescission is appropriate. This policy also covers charitable contributions or pledges by the Company to non-profit organizations identified with a related person.
          Code of Ethics The Board of Directors has adopted Corporate Governance Principles and Policies on Business Ethics, which, along with the charters of the Audit, Compensation and Nominating Committees, are available on the Company’s Web site under Corporate Governance — Governance Documents (www.chemed.com). Printed copies may be obtained from the Company’s Secretary at 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726.
          Stockholder Communications Stockholders and others wishing to communicate with members of the Board should mail such communications to the Company’s Secretary at 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726. The Secretary will forward these communications to the Board and, if applicable, to specified individual directors.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
          This Compensation Discussion and Analysis explains the material elements of the compensation of the Company’s named executive officers. The Company’s named executive officers for 2009 are Mr. McNamara, President and Chief Executive Officer; David P. Williams, Executive Vice President and Chief Financial Officer; Mr. O’Toole, Executive Vice President; Spencer S. Lee, Executive Vice President; and Arthur V. Tucker, Jr., Vice President and Controller.
Overview of Compensation Program
          The executive compensation program is administered by the Compensation Committee. The membership of the Compensation Committee is comprised of four independent directors. The Compensation Committee is responsible for the review, approval and recommendation to the Board of Directors of matters concerning (a) base salary and annual cash incentive compensation for executives of the Company, (b) establishment of incentive compensation plans and programs generally, (c) adoption and administration of certain employee benefit plans and programs and (d) additional year-end contributions by the Company under the Retirement Plan. The recommendations of the Compensation Committee on such matters must be approved by the non-employee members of the Board of Directors. The employee members of the Board of Directors are not present when compensation recommendations are presented to the Board of Directors and discussed, and such members do not vote on compensation issues. The Compensation Committee also administers the Stock Incentive Plans, under which it reviews and approves the granting of stock options and stock awards, and the LTIP. The Compensation Committee also has retained the services of independent compensation consultants to assist and advise it in administering the executive compensation program. Currently, Compensation Strategies, Inc., an independent compensation advisory firm, has been retained by, and reports directly and exclusively to, the Compensation Committee. The scope of these consulting services is limited to (a) advising the Compensation Committee regarding executive compensation, (b) performing studies of general market and peer group compensation levels, and (c) advising the Board on director compensation, all upon request of the Compensation Committee. Compensation Strategies, Inc., does no other work for the Company outside of providing these compensation advisory services.

How Compensation Decisions Are Made
          Generally, in February of each year, certain senior executives of the Company, including the Chief Executive Officer, prepare recommendations for annual cash incentives and long-term equity awards to be made to Company employees, other than the Chief Executive Officer, based on the performance of the employees and the Company during the past year. The recommendations made by the Chief Executive Officer and other senior executives to the Compensation Committee, which include detailed memoranda and tally sheets, take into consideration historical compensation, including base salaries, annual incentive compensation and long-term equity awards, performance of the Company as a whole, performance of the individual business unit for which the employee is responsible and performance of the individual employee. The Compensation Committee then meets to determine the long-term equity awards for each executive and to review and consider the recommendations prepared by the Company’s senior executives in order to determine the recommendations that the Compensation Committee will make to the non-employee members of the Board of Directors with respect to the amount of annual cash incentives for each executive. The Compensation Committee makes compensation recommendations to the non-employee members of the Board of Directors regarding the compensation of the Chief Executive Officer without the input of any Company employees. The Compensation Committee can exercise its discretion in modifying any recommendations of the Company’s senior executives.
          Base salaries of executives are reviewed generally by the Compensation Committee every 14 months and approved by the non-employee members of the Board of Directors. As a component of the review and approval process, the Compensation Committee and the non-employee members of the Board consider the recommendations of the Chief Executive Officer and certain senior executives of the Company as to the base salaries of Company executives, other than the Chief Executive Officer. The Chief Executive Officer’s base salary is reviewed and determined without the input of Company employees. In determining recommended base salaries for the Company’s executives, the Compensation Committee also considers each executive’s then-current base salary and total incentive compensation and the individual performance of each executive during the then-past 14-month period.
          The Compensation Committee directly grants compensation, such as cash, stock options and stock awards, under the Stock Incentive Plans and the LTIP.
Role of Executive Officers
          The Chief Executive Officer and certain other senior executives of the Company provide recommendations to the Compensation Committee concerning compensation of Company executives, other than the Chief Executive Officer. Additionally, as part of its process, the Compensation Committee meets with the Chief Executive Officer to obtain input with respect to compensation decisions, including the performance of the Company’s senior executives other than the Chief Executive Officer. In addition to meeting with the Chief Executive Officer, the Compensation Committee meets in executive session without any Company employees present.
Objectives of Compensation Program
          The Company’s executive compensation program is intended to achieve the objectives of aligning executives’ interests with those of its stockholders by rewarding the executives for long-term growth in the value of the Capital Stock and encouraging them to hold a significant amount of the Company’s equity; paying for performance through both cash and equity-based incentives that, in turn, provide greater rewards for stronger performance of the Company as a whole and the Company’s business units; paying competitively in order to attract and retain senior executives; and creating incentive to maximize the long-term growth of the Company’s business. To achieve these objectives, the elements of executive compensation are designed to reward past performance and establish incentive for future growth.
Elements of Compensation
          The elements of the Company’s executive compensation program include base salary, annual cash incentive compensation and long-term incentive compensation in the forms of stock option awards, restricted stock awards and awards under the LTIP (in the form of cash and restricted and fully vested stock awards). Components of compensation that are available generally to all Company employees, including the Company’s named executive officers, are defined contribution plans and welfare benefit plans (including life insurance, health insurance, dental insurance and long-term disability benefits). In addition, the Chemed Corporation Excess Benefit Plan No. 1 (as amended, supplemented or otherwise modified as of the date hereof, the “Excess Benefit Plan”), the Chemed Corporation Long Term Care Insurance Plan, the Chemed Corporation Supplemental Pension and Life Insurance Plan (as amended, supplemented or otherwise modified as of the date hereof, the “Supplemental Pension Plan”), the Chemed Corporation Supplemental Severance Benefit Plan (as amended, supplemented or otherwise modified as of the date hereof, the “1986 Severance Plan”) and the Roto-Rooter Deferred Compensation Plan No. 1 (as amended, supplemented or otherwise modified as of the date hereof, the “Deferred Compensation Plan”) are available as components of compensation to executives and other highly compensated individuals. Base salary, annual cash incentive compensation and pension and welfare benefit plans are established by the non-employee members of the Board based on the levels that the Compensation Committee and such Board members determine are competitive and are intended to reward executives for current and past performance, while longer-term incentives, such as stock option awards, restricted stock awards and awards under the LTIP, are intended to create incentive for future growth.
Amount of Each Element of Compensation; Role of Peer Groups; Decisions Concerning Payments
          The Compensation Committee exercises its discretion in recommending compensation for executives using performance standards and market studies of a peer group of companies with the assistance of Compensation Strategies, Inc. The Compensation Committee intends compensation to be linked directly to personal performance and to the Company’s overall results, as well as to the results of the specific business units for which executives are responsible. The Company’s executive compensation program is focused on rewarding long-term growth.
          The Compensation Committee meets as often as necessary in order to carry out its duties. In 2009, the Compensation Committee met seven times. The Compensation Committee periodically reviews each executive’s total compensation, including base salary, annual cash incentive compensation, stock option awards, restricted stock awards, awards under the LTIP, unrealized stock option award gains, perquisites and defined contribution plan holdings (including the amounts contributed to such plans by the Company), as well as such executive’s Capital Stock holdings, in recommending or setting, as applicable, each element of compensation. The Compensation Committee balances the types of compensation for each executive between fixed compensation and performance-based compensation in such a way that less robust Company performance will result in a lower total compensation to the executive. For example, compensation levels in 2009 were generally higher than in 2008 due primarily to the achievement in 2009 of EBITDA targets that resulted in awards pursuant to the LTIP while there was no such achievement or awards in 2008. In 2009, the total compensation, as set forth in the Summary Compensation Table, of all the named executive officers was higher by the following amounts: Mr. McNamara – 33.3%; Mr. Williams – 40.7%; Mr. O’Toole – 45.1%; Mr. Lee – 24.0%; and Mr. Tucker – 47.6%.
          In July 2008, the Compensation Committee reviewed a market study prepared by Compensation Strategies, Inc. to determine if the levels and types of compensation paid by the Company to its management are appropriate in comparison with a peer group of companies and in the broader market. The Compensation Committee was previously relying on a market study of compensation prepared in December 2004. The companies considered to be part of the peer group in the 2008 study were:
Odyssey Healthcare Inc.
Emeritus Corp.
Healthcare Services Group
Healthways Inc.
Skilled Healthcare Group Inc.
Amedisys Inc.
Integrated Electrical Services
Rollins Inc.
Comfort Systems USA Inc.
Gentiva Health Services Inc.
Sun Healthcare Group Inc.
Lincare Holdings Inc.
Apria Healthcare Group Inc.
ABM Industries Inc.
Kindred Healthcare Inc.
Ecolab Inc.

          Compensation Strategies, Inc. used regression analysis to normalize the data on annual revenues of the peer companies relative to the Company’s annual revenues to ensure comparability. The market study showed that base salaries at the Company were comparable to the median level of base salaries for the peer group, and incentive compensation, which is based on Company performance, was above the median level. After studying the survey, the Compensation Committee determined that the level and balance of the Company’s compensation between fixed and variable incentive compensation were appropriate considering the relative performance of the Company as compared with the peer group.
          Base Salaries
          Base salaries of executives are reviewed generally by the Compensation Committee every 14 months. In determining the base salaries it recommends to the non-employee members of the Board, the Compensation Committee considers recommendations by certain senior executives of the Company, except with respect to the Chief Executive Officer, for whom the Compensation Committee makes its determination without the input of Company employees. In so doing, it considers each executive’s then-current base salary and total incentive compensation and evaluates the responsibilities held by each executive, and his or her experience and performance. Additionally, Compensation Strategies, Inc. has periodically reviewed base salaries and provided advice to the Compensation Committee through the peer group studies discussed above. The Compensation Committee recommends base salaries at levels it believes will attract and retain qualified executives. In 2009, the annual base salary rates of the named executive officers were increased as follows: Mr. McNamara - 0%; Mr. Williams — 0%; Mr. O’Toole – 2.9%; Mr. Lee – 3.5%; and Mr. Tucker — 0%.
          Annual Cash Incentives
          Amounts of annual cash incentive compensation are recommended by the Compensation Committee to the non-employee members of the Board based on recommendations by certain senior executives of the Company, except with respect to the Chief Executive Officer, for whom the Compensation Committee makes its recommendation without the input of Company employees. In arriving at annual cash incentive compensation amounts to recommend, the Compensation Committee endeavors to reward executives whose performance enhances the operating results of their business unit and of the Company as a whole. Senior executives’ awards of annual cash incentive compensation are discretionary and based on the Compensation Committee’s evaluation of the individual, business unit and Company performance rather than as a set target amount. The Compensation Committee believes this structure provides a significant incentive for achieving superior operating performance. The Company’s operating results as compared with historical results and the performance of relevant competitors (including the peer group companies listed above) are primary considerations in determining annual cash incentive compensation. Sales and earnings growth, profitability, cash flow and return on investment are important performance measures in establishing annual cash incentive compensation amounts. For example, in establishing annual cash incentive compensation for the executive, management and senior staff personnel, the Compensation Committee reviewed 2009 profit performance as compared with both 2007 and 2008 results as one of its primary criteria. Diluted earnings per share from continuing operations, excluding early extinguishment of debt and other special items (“Adjusted EPS”), is one of the metrics considered by the Compensation Committee.
          Long-Term Incentives
          The Compensation Committee grants long-term incentive compensation pursuant to the Stock Incentive Plans and the LTIP. While long-term incentive compensation may be paid under the Stock Incentive Plans in the form of stock option awards and restricted and fully vested stock awards, currently all of the long-term incentive awards granted pursuant to such plans are in the form of stock option or restricted stock awards. LTIP awards may be made in the form of cash and restricted and fully vested stock awards; however, currently only restricted and fully vested awards are granted under the LTIP. In granting long-term incentives in the form of stock option awards, restricted stock awards and LTIP awards, the Compensation Committee considers as recipients employees who have demonstrated capacity for contributing to the Company’s goals. In all cases, the long-term equity awards are intended to encourage employees to act as owners of the business, further aligning their interests with those of stockholders.

          The Compensation Committee grants stock option awards with an exercise price at no less than 100% of fair market value of Capital Stock on the date granted. Historically, the vesting schedule of stock option awards varied from immediately exercisable to four annual installments commencing six months after the date an award was granted. Since 2006, stock option awards vest ratably over three years, thus providing value to the Company’s employees only if the share price increases after the date such awards were granted and the employees remain employed for a significant period of time. Restricted stock awards generally cliff vest on the fourth anniversary of the date granted, again with the intent of retaining employees for a significant period of time, and carry with them voting and dividend rights.
          Historically, the Compensation Committee generally granted stock option awards to executives and non-executive employees at the annual meeting of the Board of Directors in May. Beginning in 2009, such annual stock option awards are granted in February in order to allow the Compensation Committee to consider long-term incentive awards at the same time that it considers annual incentive awards. Both long-term incentive awards and annual incentive awards are granted based on the Compensation Committee’s evaluation of an employee’s performance during the prior year. The stock option and stock awards are not granted so as to “time” them before the release of material nonpublic information that is likely to result in an increase in share price (“spring-loading”) or delay them until after the release of material nonpublic information that is likely to result in a decrease in share price (“bullet-dodging”). The Company does not reprice stock option awards or replace them if the share price declines after the date such stock option awards were granted.
          The Compensation Committee grants a greater proportionate amount of stock option and stock awards to those executives with greater positions of responsibility. The Compensation Committee considers each employee’s current stock option awards and Capital Stock holdings and previous stock option and stock awards in granting long-term equity awards. Other factors considered by the Compensation Committee in granting stock option and stock awards include base salaries, annual cash incentive compensation, operating results of the business units and the Company as a whole, dilutive effects of stock option and stock awards and valuation of stock option awards under the Black-Scholes valuation method.
          In May 2002, the stockholders of the Company approved the adoption of the LTIP, which covers officers and key employees of the Company. It was intended to replace the Company’s restricted stock program under which restricted stock awards were granted which vested over a period of four or five years. The LTIP is administered by the Compensation Committee.
          Since 2002, the Compensation Committee has adopted LTIP guidelines that cover the granting of awards based on operating performance and attainment of target share prices. Each period for establishing a set of targets for operating performance and share prices is called a Plan Period, and Plan Periods overlap due to the staggered timing of the set targets. The fourth Plan Period began in November 2009 and will expire in December 2013. The LTIP provides for grants of cash awards and restricted and fully vested stock awards based on the achievement of certain targets. However, currently only restricted and fully vested stock awards are granted, and they are granted in the following circumstances:
-	80,000 shares of Capital Stock in the aggregate are to be granted to the participants in the LTIP if the Company’s cumulative pro forma adjusted EBITDA reaches $640 million between January 1, 2010 and December 31, 2012, or if it reaches $825 million between January 1, 2010 and December 31, 2013. The Company discloses pro forma adjusted EBITDA in its quarterly earnings releases.

-	90,000 shares of Capital Stock in the aggregate are to be granted to the participants in the LTIP if the share price reaches the following targets during any 30 trading days out of any 60-day trading period between May 29, 2009 and February 28, 2012:
-	22,500 shares of Capital Stock at $54.00;

-	33,750 shares of Capital Stock at $58.00;

-	33,750 shares of Capital Stock at $62.00.
          In addition, the Compensation Committee maintains discretion with regard to the granting of an additional 37,000 shares of Capital Stock in the aggregate to the participants in the LTIP under the current LTIP guidelines.

          If the operating performance and share price targets are met, the Compensation Committee determines the number of stock awards to be granted to each participant, other than the Chief Executive Officer, based on the recommendations of certain senior executives of the Company. The number of stock awards to be granted to the Chief Executive Officer is determined by the Compensation Committee without the input of Company employees.
          In November 2009, the Compensation Committee granted 96,200 shares of fully vested Capital Stock in the aggregate to participants in the LTIP upon attainment of the initial $465 million EBITDA target covering 2007 — 2009. The shares of Capital Stock granted included an aggregate of 80,000 shares designated for granting upon achievement of the EBITDA performance target and an aggregate of 16,200 shares granted pursuant to the discretion of the Compensation Committee for the second Plan Period of the LTIP.
          Neither the cumulative pro forma adjusted EBITDA target nor the share price targets were attained during 2008. Accordingly, no awards were granted under the LTIP in 2008.
          Annual Incentive Compensation from 2007 to 2009
          The following table summarizes the percentage change in earnings per share and average annual incentive compensation, including cash and stock awards, for the Company’s executive, management and senior staff personnel for the period from 2007 to 2009.

			Avg. Annual
	% Variance		% Variance
	2008 vs. 2007	2009 vs. 2008	2007 - 2009
Reported Diluted EPS*	21.6%	11.3%	16.3%
Adjusted EPS*	5.3	16.3	10.6
Annual Incentive Compensation	(3.4)	8.1	2.2

*	Continuing operations
          Annual incentive compensation for the executive, management and senior staff personnel increased 2.2% on an average annual basis from 2007 to 2009. Adjusted EPS for the same period increased 10.6% on an average annual basis. For the one-year period from 2007 to 2008, Adjusted EPS increased a relatively low 5.3% and annual incentive compensation declined 3.4% on average for that period as a result. The Compensation Committee intends for incentive compensation to be set at levels reflective of the operating results of the Company as a whole and its individual subsidiaries in order to achieve its pay-for-performance goal and, ultimately, provide greater rewards for stronger performance of the Company. For example, in 2009, adjusted net income for the Roto-Rooter group declined 1.5% while adjusted net income for the VITAS group increased 12.6%. As a result, for 2009, management recommended a 9.5% decrease from 2008 annual incentive compensation for Company employees in the Roto-Rooter group and a 9.7% increase from 2008 annual incentive compensation for Company employees in the VITAS group.
          Perquisites
          The Company’s executive compensation program offers perquisites that are commonly available to senior executives, the nature and amounts of which are detailed in the All Other Compensation Table.
          Retirement Benefits
          The Company maintains the Retirement Plan, a tax-qualified defined contribution plan, for the benefit of its employees, including the named executive officers. The Retirement Plan permits employees to contribute a portion of their pay to the plan on a pre-tax basis. The Company also provides a matching contribution to employees who contribute to the plan. The named executive officers participate in the Retirement Plan within the limits imposed by the Internal Revenue Code (the “Code”) and the Employee Retirement Income Security Act (“ERISA”).

          The Company also maintains the Excess Benefit Plan and the Deferred Compensation Plan, which are non-qualified supplemental savings plans for key employees, including the named executive officers, whose participation in the Retirement Plan is limited by the Code and ERISA. Messrs. McNamara, Williams, O’Toole and Tucker participate in the Excess Benefit Plan, and Mr. Lee participates in the Deferred Compensation Plan. These plans allow participants to defer up to 50% of their base salary and up to 85% of their annual cash incentive compensation and income from stock awards and provide a matching contribution from the Company. Participants select mutual funds as investments, and amounts deferred and credited to participant accounts under the plans are credited with earnings or losses depending on the performance of the selected mutual funds. Participants may receive the amounts credited to their accounts at retirement, termination of employment or on a specific date following termination or retirement and may also elect to receive a portion of each year’s deferral and earnings on a specific date prior to retirement or termination of employment. Participants may receive such amounts in a lump-sum payment or in installment payments.
          Each of the named executive officers also participates in the Supplemental Pension Plan, which provides certain key employees with a supplemental pension and optional life insurance benefit. The Company accrues a fixed monthly contribution to each participant’s account under this plan, and participants’ accounts are credited with monthly earnings based on an annual interest rate. Participants have the option to use a portion of this Company contribution to purchase supplemental term life insurance. Mr. Tucker also participates in the 1986 Severance Plan, which is an unfunded defined contribution plan in which Mr. Tucker’s account is credited with certain Company contributions that will pay out upon his death or termination of employment.
          Tax Considerations
          U.S. federal income tax law prohibits the Company from taking a deduction for compensation paid to its covered executive officers over $1,000,000 per executive per year, but exempts certain performance-based compensation. The Compensation Committee considers tax regulations in structuring compensation arrangements to achieve deductibility, except where outweighed by the need for flexibility, or as the Company otherwise determines is in the best interests of the Company and its stockholders.
Employment Agreements; Severance Payments; Change in Control
          The Company has employment agreements with three of its named executive officers: Messrs. McNamara, Williams and O’Toole. On May 3, 2008, Mr. McNamara entered into a two-year employment agreement, which will automatically renew every May 3 beginning May 3, 2010 for a one-year term unless either party provides 30 days’ prior written notice of non-renewal. Mr. McNamara’s employment agreement provides for a lump-sum severance payment, in the event of termination without cause, equal to five times his then-current base salary plus a pro-rated portion of his average annual incentive compensation for the then-past three full fiscal years. In the event of termination without cause, he also would be entitled to continue to participate in the Company’s welfare benefit plans for 24 months following termination at the then-current rate of contribution. The employment agreements with Messrs. Williams and O’Toole, entered into in December 2006 and May 2007, respectively, contain the same terms as outlined above for Mr. McNamara, except that each of Messrs. Williams and O’Toole would be entitled to a lump-sum severance payment equal to two and a half times his then-current base salary and continued participation in the Company’s welfare benefit plans for 18 months following termination at the then-current rate of contribution. Such severance payments and benefits are conditioned upon execution of a general release of claims in favor of the Company, nondisclosure and, for Mr. McNamara, two-year non-compete and non-solicitation covenants and, for Messrs. Williams and O’Toole, one-year non-compete and non-solicitation covenants. If these payments were subject to the excise taxes imposed by Section 409A of the Code, Messrs. McNamara, Williams and O’Toole would be entitled to gross-up payments. The Company does not intend to enter into future employment agreements that provide for excise tax gross-ups.
          For a termination due to death, disability or retirement, each of Messrs. McNamara, Williams and O’Toole would be entitled under his employment agreement to a lump-sum payment equal to the pro-rated portion of the average of his annual incentive compensation for the then-past three full fiscal years. Such severance payments under each employment agreement for a termination due to disability or retirement are conditioned upon execution of a general release of claims in favor of the Company and a nondisclosure covenant.

          In 2006, the Board of Directors adopted the Chemed Corporation Senior Executive Severance Policy (as amended, supplemented or otherwise modified as of the date hereof, the “Senior Executive Severance Policy”) and the Chemed Corporation Change in Control Severance Plan (as amended, supplemented or otherwise modified as of the date hereof, the “Change in Control Plan”), which were intended to replace most of the existing employment agreements entered into by the Company. Accordingly, rather than enter into new employment agreements with 12 Company executives, including Messrs. Lee and Tucker, whose employment agreements had expired or were about to expire, such executives’ severance and change in control benefits are now governed by the Senior Executive Severance Policy and the Change in Control Plan. Messrs. McNamara, Williams and O’Toole are not covered by the Senior Executive Severance Policy, but are covered by the Change in Control Plan. However, in the event of a change in control of the Company, Messrs. McNamara, Williams and O’Toole would not receive benefits under both their employment agreements and the Change in Control Plan. With the shift from individual employment agreements to general severance and change in control plans, the Compensation Committee intended to reduce total payouts to executives upon termination and move the Company’s executive severance arrangements more in line with market practices.
          Under the Senior Executive Severance Policy, if an executive is terminated without cause, he or she would be entitled to a lump-sum payment equal to one and a half times his or her then-current base salary and a pro-rated portion of his or her average annual incentive compensation for the then-past three full fiscal years. Such executive would also be entitled to continued participation in the Company’s welfare benefit plans for one year following termination of employment at the then-current rate of contribution. Severance payments and benefits under the Senior Executive Severance Policy are conditioned upon execution of a general release of claims in favor of the Company. Additionally, for a termination without cause or due to disability or retirement, such severance payments and benefits are conditioned upon nondisclosure and one-year non-compete and non-solicitation covenants. If payments under the Senior Executive Severance Policy were subject to the excise taxes imposed by Section 409A of the Code, participants would be entitled to gross-up payments. In the event of a change in control of the Company, participants in the Senior Executive Severance Policy would not receive benefits under both the Senior Executive Severance Policy and the Change in Control Plan. For a termination due to death, disability or retirement, each of the participants in the Senior Executive Severance Policy would be entitled to a lump-sum payment equal to the pro-rated portion of the average of his or her annual incentive compensation for the then-past three full fiscal years.
          The Change in Control Plan, described in additional detail under the “Change in Control of the Company” heading below, provides for severance payments and benefits in the event of a change in control of the Company followed within two years by an executive’s termination of employment either without cause or for good reason (“double trigger”). Payments under the Change in Control Plan are triggered by:
a)	termination of employment by the Company without cause; or

b)	termination of employment by the employee within 90 days of an event giving him or her good reason to so terminate.
          The Change in Control Plan would provide for payments equal to three times the sum of (a) the highest base salary during the 120-day period prior to the change in control or any time following the change in control and (b) the average annual incentive compensation for the then-past three full fiscal years to Messrs. McNamara, Williams and O’Toole, and two times the sum of (a) the highest base salary during the 120-day period prior to the change in control or any time following the change in control and (b) the average annual incentive compensation for the then-past three full fiscal years to the other participants, all paid in cash in a lump sum within 10 days following termination. If the termination were to take place in a fiscal year other than the fiscal year during which the change in control occurred, each participant would also receive a pro-rated portion of his or her three-year average annual incentive compensation. Participants would also receive benefits under the Company’s welfare benefit plans for a period of three (for Messrs. McNamara, Williams and O’Toole) or two years; a lump-sum cash payment within 10 days following termination in the amount of employer contributions to defined contribution plans; perquisites for a period of three (for Messrs. McNamara, Williams and O’Toole) or two years; and outplacement assistance up to $25,000. Regardless of whether a participant is terminated and in addition to the severance benefits set forth above, upon a change in control, each participant in the Change in Control Plan would receive, within 10 days following the change in control, a lump-sum cash payment equal to the average of the participant’s annual incentive compensation for the then-past three full fiscal years, all unvested portions of stock option and restricted stock awards would vest in full and the Compensation Committee would allocate and distribute any shares of Capital Stock then unallocated under the Company’s equity-based plans (“single-trigger” payments). Payments under the Change in Control Plan, including single-trigger payments, are conditioned on execution of a general release of claims in favor of the Company. If payments under the Change in Control Plan were subject to taxes imposed by Sections 4999 or 409A of the Code, participants would be entitled to gross-up payments.
Capital Stock Ownership Guidelines
          Executive ownership of Capital Stock reflects an alignment of the interests of the Company’s executives and directors with those of its stockholders. All the Company’s non-employee directors, Vice Presidents, Senior Vice Presidents, Executive Vice Presidents, Business Unit Presidents and its Chief Executive Officer are required to acquire and retain a multiple of their base salary or board retainer in shares of Capital Stock.
          The Chief Executive Officer’s required Capital Stock ownership multiple is five times base salary; for the Chief Financial Officer, Executive Vice Presidents and Business Unit Presidents, four times; for Senior Vice Presidents, three times; and for Vice Presidents, two times base salary. Time-based restricted stock awards count towards Capital Stock ownership goals. Non-employee directors are required to retain five times their annual board retainer, which is $20,000, resulting in required holdings of $100,000 in 2009. These guidelines are administered by the Compensation Committee. Mr. McNamara currently holds shares of Capital Stock with a market value of approximately 14 times his current base salary. All named executive officers have met their Capital Stock ownership guidelines, and all other executives and directors subject to the guidelines have either met their ownership requirements or are pursuing plans that will permit them to achieve them within the time frame allotted by the guidelines.
Compensation Committee Report
          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with the Company’s management. Based on these reviews and discussions the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2009 Annual Report on Form 10-K and the Company’s 2010 Proxy Statement:
George J. Walsh III, Chairman
Walter L. Krebs
Andrea R. Lindell
Frank E. Wood
Summary Compensation Table
          The following table shows the compensation paid to the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of the Company in 2007, 2008 and 2009 for all services rendered in all capacities to the Company and its subsidiaries:

SUMMARY COMPENSATION TABLE

						Non-Qualified
						Deferred
Name and				Stock	Option	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Earnings	Compensation	Total
Position	Year	($)	($)	($)(a)	($)(a)	($)(b)	($)(c)	($)
K. J. McNamara	2009	$780,000	$1,500,000	$1,335,571	$1,494,750	$3,797	$618,522	$5,732,640
President and	2008	713,333	1,450,000	521,268	1,117,600	2,819	494,744	4,299,764
CEO	2007	666,667	1,350,000	1,757,535	2,518,450	1,791	502,589	6,797,032

D. P. Williams	2009	411,000	525,000	709,673	523,163	1,753	250,724	2,421,313
Executive Vice	2008	385,167	550,000	205,959	391,160	1,303	187,809	1,721,398
President and CFO	2007	335,667	475,000	910,821	1,259,225	827	205,788	3,187,328

T. S. O’Toole	2009	551,333	405,000	856,528	523,163	3,344	242,744	2,582,112
Executive Vice	2008	529,167	365,000	277,550	363,220	2,484	242,393	1,779,814
President	2007	511,333	350,000	961,809	503,690	1,575	234,398	2,562,805

S. S. Lee	2009	288,840	220,000	376,254	284,003	1,724	146,687	1,317,508
Executive Vice	2008	288,000	245,000	79,215	212,344	1,280	236,916	1,062,755
President	2007	274,000	314,000	751,141	478,506	812	266,857	2,085,316

A. V. Tucker, Jr.	2009	202,250	162,000	356,690	269,055	1,072	99,178	1,090,245
Vice President	2008	183,583	166,000	105,620	201,168	803	81,251	738,425
and Controller	2007	174,417	141,000	487,205	453,321	498	109,453	1,365,894

(a)	Amounts represent the grant date fair value of stock options and stock awards determined in accordance with the FASB’s stock based compensation rules. Stock awards for Mr. McNamara includes $15,108 for his services as a director. See Note 3 to the Consolidated Financial Statements included as Exhibit 13 to the Company’s 2009 Annual Report on form 10-K for a description of the assumptions used in determining the grant date fair value.

(b)	Amounts represent interest earnings on balances in each named executive officer’s account under the Supplemental Pension Plans and also, for Mr. Tucker, the 1986 Severance Plan, that are in excess of 120% of the long-term applicable federal rate as in effect in July 2009.

(c)	See “—All Other Compensation Table” for details.

ALL OTHER COMPENSATION TABLE
          The table below describes each component of the All Other Compensation column in the Summary Compensation Table:

	K.J.	D.P.	T.S.	S.S.	A.V.
	McNamara	Williams	O’Toole	Lee	Tucker, Jr.
Company contributions to non- qualified deferred compensation plans (a)	$477,583	$198,242	$204,417	$45,889	$76,531
Personal use of Company aircraft (b)	92,838	20,489	—	—	—
Company contributions to unfunded supplemental retirement plans (c)	26,356	12,185	23,218	11,965	7,003
Personal use of Company apartment	5,490	705	—	—	—
Company contribution to 401(k) plan	7,350	7,350	7,350	7,350	7,350
Long-term care insurance	5,746	6,412	3,680	6,124	4,808
Term life insurance	3,159	2,736	4,079	1,584	2,736
Personal use of Company golf club membership	—	2,605	—	5,475	—
Payment of certain housing costs	—	—	—	64,785	—
Supplemental life insurance	—	—	—	3,515	750

Total	$618,522	$250,724	$242,744	$146,687	$99,178

(a)	Represents Company contributions in 2009 to the Excess Benefit Plan on behalf of each of Messrs. McNamara, Williams, O’Toole and Tucker and to the Deferred Compensation Plan on behalf of Mr. Lee.

(b)	The value of the use of the Company aircraft was determined by multiplying the number of flight hours used by the named executive officer by the average variable cost per hour of operating the aircraft in 2009, which includes the cost of fuel, repairs and maintenance.

(c)	Represents the amount credited in 2009 to each named executive officer’s account under the Supplemental Pension Plan and also, for Mr. Tucker, under the 1986 Severance Plan.
Grants of Plan-Based Awards
          The following table shows stock option and stock awards granted in 2009 to the named executive officers in the Summary Compensation Table pursuant to the Stock Incentive Plans and the Company’s LTIP.

GRANTS OF PLAN-BASED AWARDS IN 2009

		All Other	All Other
		Stock Awards:	Option Awards:
		Number of	Number of	Exercise	Closing	Grant
		Shares of	Securities	Or Base Price	Market Price	Date Fair
		Stock or	Underlying	Of Option	On Grant	Value of
	Grant	Units	Options	Awards	Date	Award
Name	Date (a)	(#)	(#)	($/Share) (a)	($/Share)	($)(b)
K. J. McNamara	2/19/2009	11,359	—	n.a.	$43.86	$500,023
	5/29/2009	400	—	n.a.	38.27	15,108
	11/10/2009	18,000	—	n.a.	45.46	820,440
	2/19/2009	—	100,000	$44.02	43.86	1,494,750

D. P. Williams	2/19/2009	4,680	—	n.a.	43.86	206,014
	11/10/2009	11,050	—	n.a.	45.46	503,659
	2/19/2009	—	35,000	44.02	43.86	523,163

T. S. O’Toole	2/19/2009	5,997	—	n.a.	43.86	263,988
	11/10/2009	13,000	—	n.a.	45.46	592,540
	2/19/2009	—	35,000	$44.02	43.86	523,163

S. S. Lee	2/19/2009	1,817	—	n.a.	43.86	79,984
	11/10/2009	6,500	—	n.a.	45.46	296,270
	2/19/2009	—	19,000	$44.02	43.86	284,003

A. V. Tucker, Jr.	2/19/2009	2,408	—	n.a.	43.86	106,000
	11/10/2009	5,500	—	n.a	45.46	250,690
	2/19/2009	—	18,000	$44.02	43.86	269,055

(a)	The exercise price of option awards is the average of the high and low sale prices of the New York Stock Exchange on the date of grant.

(b)	Amounts represent the aggregate grant date fair value of the awards determined in accordance with FASB’s stock based compensation rules. Note 3 to the Consolidated Financial Statements included as Exhibit 13 to the Company’s 2009 Annual Report on form 10-K for a description of the assumptions used in determining the grant date fair value.
Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
          The following is a description of material factors necessary to understand the information disclosed in the Summary Compensation Table, the All Other Compensation Table and the Grants of Plan-Based Awards in 2009 Table. This discussion is meant to supplement the information contained in the Compensation Discussion and Analysis.
Base Salary and Annual Cash Incentive Compensation in Proportion to Total Compensation
          In 2009, the named executive officers’ base salaries and annual cash incentive compensation represented the following approximate percentages of their total compensation: Mr. McNamara – 39.8%; Mr. Williams — 38.7%; Mr. O’Toole – 37.0%; Mr. Lee – 38.6%; and Mr. Tucker – 33.4%. The Compensation Committee believes that this mix of compensation balances the objectives of rewarding recent results and motivating long-term performance. Additionally, in determining the appropriate combination of compensation, the Compensation Committee places an emphasis on stock options and stock awards in order to closely align the executives’ interests with those of the Company’s stockholders and reward stronger performance of the Company.

Employment Agreements
          The Company has employment agreements with three of its named executive officers: Messrs. McNamara, Williams and O’Toole. On May 3, 2008, Mr. McNamara entered into a two-year employment agreement, which provides for his continued employment as a senior executive officer of the Company through May 2, 2010. The agreement will automatically renew on each subsequent May 3 for a one-year term unless either party provides 30 days’ prior written notice of non-renewal. The agreement provides for a base salary of $700,000 or such higher amount as the Board of Directors may determine. Mr. McNamara’s current base salary is $780,000. Mr. McNamara’s employment agreement provides for a lump-sum severance payment, in the event of termination without cause, equal to five times his then-current base salary plus a pro-rated portion of his average annual incentive compensation for the then-past three full fiscal years. He also will be entitled to continue to participate in the Company’s welfare benefit plans for 24 months following termination at the then-current rate of contribution. Such severance payments and benefits are conditioned upon execution of a general release of claims in favor of the Company, nondisclosure and two-year non-compete and non-solicitation covenants. If such payments were subject to the excise taxes imposed by Section 409A of the Code, Mr. McNamara would be entitled to gross-up payments.
          Mr. Williams’s employment agreement, entered into on December 1, 2006, provided for his employment as a senior financial executive through November 30, 2008, after which time the term of the agreement was automatically extended by one year and will be further extended by one year on each subsequent December 1 unless either party provides 30 days’ prior written notice of non-renewal. The agreement provides for a base salary of $313,500 or such higher amount as the Board of Directors may determine. Mr. Williams’s current base salary is $411,000. Mr. O’Toole’s employment agreement, entered into on May 6, 2007, provides for his employment as a senior executive of the Company through May 5, 2009, after which time the term of the agreement was automatically extended by one year and will be further extended by one year on each subsequent May 6 unless either party provides 30 days’ prior written notice of non-renewal. Mr. O’Toole’s agreement provides for a base salary of $504,500 or such higher amount as the Board of Directors may determine. Mr. O’Toole’s current base salary is $566,000.
          Each of Messrs. Williams’s and O’Toole’s agreements is identical in all material respects to Mr. McNamara’s, except if he were terminated without cause, he would (a) receive a lump-sum severance payment equal to two and a half times his then-current base salary plus a pro-rated portion of his average annual incentive compensation for the then-past three full fiscal years and (b) be entitled to continue to participate in the Company’s welfare benefit plans for 18 months following termination at the then-current rate of contribution. Such severance payments and benefits for Messrs. Williams and O’Toole are conditioned upon execution of a general release of claims in favor of the Company, nondisclosure and one-year non-compete and non-solicitation covenants. If such payments were subject to the excise taxes imposed by Section 409A of the Code, Messrs. Williams and O’Toole would be entitled to gross-up payments.
          The definition of “cause” under each of the employment agreements is set forth below under the heading “—Termination Without Cause Prior to and Not in Connection With a Change in Control of the Company; Termination Due to Death, Disability or Retirement—Employment Agreements.”
          For a termination due to death, disability or retirement, each of Messrs. McNamara, Williams and O’Toole would be entitled under his employment agreement to a lump-sum payment equal to the pro-rated portion of the average of his annual incentive compensation for the then-past three full fiscal years. Such severance payments under each employment agreement for a termination due to disability or retirement are conditioned upon execution of a general release of claims in favor of the Company and a nondisclosure covenant.
          A more detailed discussion of amounts that would be payable to Messrs. McNamara, Williams and O’Toole upon termination is set forth under the heading “—Potential Payments to Executives Upon Termination or Change in Control”.
Annual Cash Incentives
          Annual cash incentive compensation is granted at the discretion of the Compensation Committee, subject to approval by the Board. For 2009, annual cash incentive compensation was awarded to each of the named executive officers. The amount of the annual cash incentive compensation awards are set forth in the “Bonus” column of the Summary Compensation Table. A more detailed discussion of the criteria that the Compensation Committee considered when recommending the amount of the 2009 cash incentive compensation is set forth in the Compensation Discussion and Analysis.
Stock Incentive Plans
          The Company has three Stock Incentive Plans under which stock option awards to purchase shares of Capital Stock and awards of restricted and fully vested stock may be granted to key employees: the 2002 Incentive Plan, the 2004 Incentive Plan and the 2006 Incentive Plan. The Company currently grants stock option and restricted stock awards annually to key employees, including the named executive officers, pursuant to the Stock Incentive Plans.
          All stock option awards granted under these plans provide for a purchase price equal to the fair market value of the Capital Stock at the date granted. Fair market value is defined as the mean between the high and low sales prices of a share of Capital Stock on the New York Stock Exchange. Stock option awards granted under the Stock Incentive Plans are non-qualified and, when vested, are exercisable for fully vested shares of Capital Stock. Stock option awards granted in 2007, 2008 and 2009 will become exercisable in three equal installments on each of the first three anniversaries of the date such awards were granted. Vested stock option awards remain exercisable for three months following termination of the holder’s employment, if the Compensation Committee so specifically consents, except for termination due to death, incapacity or retirement, in which case vested stock option awards remain exercisable for 15 months following termination. Unvested stock option awards are forfeited upon termination of employment for any reason. All unvested stock option awards held by employees will accelerate and vest upon a change in control of the Company.
          Restricted stock awards may not be sold or otherwise transferred until they vest. If the recipient’s employment terminates due to death, disability or termination without cause, or if there is a change in control of the Company, the restrictions on transfer terminate. With respect to restricted stock awards granted in 2006 and thereafter, upon the holder’s retirement, the restrictions will lapse as to a fraction of the restricted stock equal to the length of time, in years, from the date such awards were granted to the date of the holder’s retirement over the total number of years over which the award would have vested. Otherwise, restricted stock awards are forfeited upon the holder’s termination of employment. Holders receive dividends on restricted stock and are entitled to vote such stock, whether or not it has vested.
Long Term Incentive Plan
          In 2002, the stockholders approved the LTIP, which provides for grants of cash awards and restricted and fully vested stock awards to officers and key employees of the Company. However, currently only restricted and fully vested stock awards are granted under the LTIP. Based on guidelines established by the Compensation Committee, the LTIP permits awards upon the attainment of certain operating performance goals and target share prices. In 2009, the Company attained the cumulative adjusted pro forma EBITDA target of $465 million. A more detailed discussion of the LTIP can be found in the Compensation Discussion and Analysis.
Other Plans
          The named executive officers participate in various plans that are generally available to the employees of the Company, including the Retirement Plan, which is a tax-qualified defined contribution plan, and the Company’s welfare benefit plans. In addition, the Company has several non-qualified supplemental savings plans for key employees (including each of the named executive officers) whose participation in the Retirement Plan is limited by rules imposed by the Code and ERISA. These non-qualified supplemental savings plans are discussed in greater detail in the narrative that follows the Nonqualified Deferred Compensation Table. The contributions of the Company which were credited into these plans in 2009 on behalf of each of the named executive officers are set forth in the Nonqualified Deferred Compensation Table.
          Eligible employees, including each of the named executive officers, also participate in the Supplemental Pension Plan. Mr. Tucker also accrues a benefit under the 1986 Severance Plan. The Supplemental Pension Plan and 1986 Severance Plan are supplemental defined contribution plans and are discussed in greater detail in the narrative that follows the Nonqualified Deferred Compensation Table. Each named executive officer’s accrual of benefits under these plans for 2009 is set forth in the Nonqualified Deferred Compensation Table.

Outstanding Equity Awards at Year End
          The following table shows outstanding equity awards at 2009 year end held by the named executive officers in the Summary Compensation Table:
OUTSTANDING EQUITY AWARDS AT YEAR END 2009

	Option Awards					Stock Awards
								Market
						Number of		Value
	Number of	Number of				Shares or		of Shares
	Securities	Securities				Units		or Units of
	Underlying	Underlying				of Stock		Stock
	Unexercised	Unexercised		Option		That Have		That Have
	Options	Options		Exercise	Option	Not		Not
	(#)	(#)		Price	Expiration	Vested		Vested (i)
Name	Exercisable	Unexercisable		($)	Date	(#)		($)
K. J. McNamara	50,000	—		$21.78	5/17/2014	—		$—
	70,000	—		38.13	3/11/2015	—		—
	70,000	—		51.76	6/28/2016	—		—
	66,666	33,334	(a)	67.96	5/21/2017	—		—
	33,333	66,667	(b)	33.75	5/19/2018	—		—
	—	100,000	(c)	44.02	2/19/2019	—		—
	—	—		—	n.a.	8,000	(d)	383,760
	—	—		—	n.a.	8,500	(e)	407,745
	—	—		—	n.a.	9,615	(f)	461,232
	—	—		—	n.a.	11,359	(g)	544,891

D. P. Williams	25,000	—		38.13	3/11/2015	—		—
	26,250	—		51.76	6/28/2016	—		—
	33,333	16,667	(a)	67.96	5/21/2017	—		—
	11,666	23,334	(b)	33.75	5/19/2018	—		—
	—	35,000	(c)	44.02	2/19/2019	—		—
	—	—		—	n.a.	3,250	(d)	155,903
	—	—		—	n.a.	4,500	(e)	215,865
	—	—		—	n.a.	3,900	(f)	187,083
	—	—		—	n.a.	4,680	(g)	224,500

T. S. O’Toole	26,250	—		51.76	6/28/2016	—		—
	13,333	6,667	(a)	67.96	5/21/2017	—		—
	10,833	21,667	(b)	33.75	5/19/2018	—		—
	—	35,000	(c)	44.02	2/19/2019	—		—
	—	—		—	n.a.	3,250	(d)	155,903
	—	—		—	n.a	4,500	(e)	215,865
	—	—		—	n.a.	5,000	(f)	239,850
	—	—		—	n.a.	5,997	(g)	287,676

	Option Awards				Stock Awards
							Market
					Number of		Value
	Number of	Number of			Shares or		of Shares
	Securities	Securities			Units		or Units of
	Underlying	Underlying			of Stock		Stock
	Unexercised	Unexercised	Option		That Have		That Have
	Options	Options	Exercise	Option	Not		Not
	(#)	(#)	Price	Expiration	Vested		Vested (i)
Name	Exercisable	Unexercisable	($)	Date	(#)		($)
S. S. Lee	28,000	—	18.45	5/20/2012	—		—
	30,000	—	17.93	5/19/2013	—		—
	34,000	—	21.78	5/17/2014	—		—
	17,000	—	38.13	3/11/2015	—		—
	17,500	—	51.76	6/28/2016	—		—
	12,666	6,334 (a)	67.96	5/21/2017	—		—
	6,333	12,667 (b)	33.75	5/19/2018	—		—
	—	19,000 (c)	44.02	2/19/2019	—		—
	—	—	—	n.a.	1,500	(h)	71,955
	—	—	—	n.a.	3,000	(e)	143,910
	—	—	—	n.a.	1,500	(f)	71,955
	—	—	—	n.a.	1,817	(g)	87,161

A. V. Tucker, Jr.	15,000	—	38.13	3/11/2015	—		—
	14,000	—	51.76	6/28/2016	—		—
	12,000	6,000 (a)	67.96	5/21/2017	—		—
	6,000	12,000 (b)	33/75	5/19/2018	—		—
	—	18,000 (c)	44.02	2/19/2019	—		—
	—	—	—	n.a.	1,500	(d)	71,955
	—	—	—	n.a.	2,400	(e)	115,128
	—	—	—	n.a.	2,000	(f)	95,940
	—	—	—	n.a.	2,408	(g)	115,512

(a)	The remaining unvested stock option awards will vest on May 21, 2010.

(b)	Half of the remaining unvested stock option awards will vest on May 19, 2010, and half of the remaining unvested stock option awards will vest on May 19, 2011.

(c)	One-third of the unvested stock option awards will vest on February 19, 2010, one-third will vest on February 19, 2011 and one-third will vest on February 19, 2012.

(d)	Award vested in full on February 9, 2010.

(e)	Award vests in full on December 1, 2010.

(f)	Award vests in full on February 13, 2012.

(g)	Award vests in full on February 19, 2013.

(h)	Award vests in full on February 13, 2011.

(i)	Amounts are based on the $47.97 closing price of the Capital Stock on December 31, 2009.

Stock Option Award Exercises and Stock Awards Vested
          The table below shows information concerning the exercise of stock option awards and vesting of restricted stock awards during 2009 for the named executive officers in the Summary Compensation Table:
OPTION EXERCISES AND STOCK VESTED IN 2009

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
K. J. McNamara	86,000	$2,134,240	26,400	$1,189,628
D. P. Williams	40,000	884,400	11,050	503,659
T. S. O’Toole	—	—	13,000	592,540
S. S. Lee	19,000	479,180	6,500	296,270
A. V. Tucker, Jr.	15,000	331,950	5,500	250,690
Nonqualified Defined Contribution and other Nonqualified Deferred Compensation Plans
          The table below shows information concerning compensation deferred under the Excess Benefit Plan, the Deferred Compensation Plan, the 1986 Severance Plan and the Supplemental Pension Plan during 2009 by each of the named executive officers in the Summary Compensation Table:
NONQUALIFIED DEFERRED COMPENSATION IN 2009

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Balance
	in Last FY	in Last FY	in Last FY	at Last FYE
Name	($)	($)(a)	($)(b)	($)
K. J. McNamara
Excess Benefit Plan	$—	$477,583	$891,458	$4,698,922
Supplemental Pension and Life Insurance Plan	—	26,356	8,613	177,213
D. P. Williams
Excess Benefit Plan	—	198,242	192,228	943,159
Supplemental Pension and Life Insurance Plan	—	12,185	5,139	81,929
T. S. O’Toole
Excess Benefit Plan	75,752	204,417	249,970	2,261,425
Supplemental Pension and Life Insurance Plan	—	23,218	9,794	156,113
S. S. Lee
Roto-Rooter Deferred Compensation Plan	—	131,769	232,156	2,003,889
Supplemental Pension and Life Insurance Plan	—	11,965	5,048	80,451
A. V. Tucker, Jr.
Excess Benefit Plan	—	76,531	162,034	981,910
Supplemental Pension and Life Insurance Plan	—	7,003	2,954	47,086
1986 Severance Plan	—	—	254	3,894

(a)	Amounts reported in All Other Compensation Table for 2009.

(b)	To the extent that earnings reflected herein exceeded 120% of the long-term applicable federal rate as in effect in July 2009, such earnings are reported for 2009 in the All Other Compensation Table.
The Excess Benefit Plan and the Deferred Compensation Plan
          Each of the named executive officers participates in either the Excess Benefit Plan or the Deferred Compensation Plan (collectively, the “Plans”). The Plans are non-qualified supplemental savings plans that allow participants to defer up to 50% of their base salary and up to 85% of their annual cash incentive compensation and stock award income. The Plans also provide the participants with Company matching contributions which would have been received in the tax-qualified Retirement Plan had the participant’s participation in the Retirement Plan not been limited by rules imposed under the Code and ERISA. The Plans offer only mutual funds as investment options for participant contributions. Participants select the mutual funds as investments, and amounts deferred and credited to participant accounts under the Plans are credited with earnings or losses depending on the performance of the selected mutual funds. Participants can change their investment options for both future deferrals and current account balances at any time. The earnings credited to the accounts of participants are equal to the actual earnings from the mutual funds in which the participants elect to invest.
          The table below shows the funds available under the Excess Benefit Plan and the Roto-Rooter Deferred Compensation Plan and their annual rates of return for the calendar year ended December 31, 2009, as reported by the administrator of the Plans.

Rate of
Name of Fund	Return
AIM Real Estate Fund Class A	45.04%
Alliance Bernstein International Value Fund	45.16%
American Europacific Growth Fund	43.90%
American Growth Fund of America	35.65%
Blackrock S&P 500 Index	32.84%
Blackrock Small Cap Growth Fund	39.85%
Chemed Corporation Common Stock	20.60%
Columbia Small Cap Value	36.35%
Goldman Sachs VIT Mid Cap Value	36.43%
Merrill Lynch Aggressive Model Portfolio	40.21%
Merrill Lynch Conservative Model Portfolio	16.94%
Merrill Lynch Moderate Model Portfolio	29.49%
Merrill Lynch Moderate/Aggressive Model Portfolio	34.50%
Merrill Lynch Moderate/Conservative Model Portfolio	23.61%
Nationwide Mid Cap Market Index	42.41%
Oppenheimer Global Fund	47.63%
Van Kampen Growth and Income Fund	36.66%
Van Kampen Mid Cap Growth Fund	61.59%
Pimco Low Duration Fund	13.23%
Pimco Real Return Bond Fund	18.65%
Pimco Total Return Fund	14.66%
Retirement Reserves Money Fund	0.20%
Supplemental Pension and Life	6.75%
          Prior to making deferrals in the Plans, participants must specify the date and manner in which they wish to receive their distribution from the Plans. Participants may receive the amounts credited to their accounts at retirement, termination of employment or on a specific date following termination or retirement. Participants must also elect whether to receive distributions in a lump sum or in installment payments. Participants may elect to receive some or all of each year’s deferral and related earnings on a specific date prior to retirement or termination of employment (“In-Service Distribution”). In order to satisfy the requirements of Section 409A of the Code, certain “key employees” may not receive a distribution from the Plans until six months following a separation from service. In-Service Distributions are not subject to the six-month delay.
          Messrs. McNamara, Williams, O’Toole and Tucker received Company contributions in the Excess Benefit Plan for the plan year 2009 in the amounts set forth in the Nonqualified Deferred Compensation Table. Also as set forth in the Nonqualified Deferred Compensation Table, Mr. O’Toole has elected to defer a portion of his 2009 compensation to the Deferred Compensation Plan and has also received Company contributions in such plan.

Supplemental Pension Plan
          The Supplemental Pension Plan is an unfunded defined contribution plan that provides certain key employees with a supplemental pension and an optional life insurance benefit. Participants’ accounts are credited with a fixed monthly Company contribution. Participants have the option to use a portion of this Company contribution to purchase supplemental term life insurance. The Supplemental Pension Plan does not allow for employee contributions or deferrals. The participants’ accounts are credited with monthly earnings based on an annual interest rate. This interest rate is subject to change once a year and is based on then-prevailing interest rates. Currently this interest rate is 7%. All of the named executive officers are participants in the Supplemental Pension Plan.
1986 Severance Plan
          The 1986 Severance Plan was established in connection with the Company’s 1986 elimination of its defined benefit retirement plan and adoption of a defined contribution plan. It is an unfunded defined contribution plan in which the participants’ accounts are credited with certain Company contributions. Mr. Tucker is the only named executive officer who participates in the 1986 Severance Plan.
Potential Payment to Executives Upon Termination or Change in Control
          The following table represents the amounts of compensation that would be due to each of the named executive officers upon each of the listed scenarios pursuant to the Company’s plans and agreements, as if such event had occurred on December 31, 2009. The amounts shown are estimates of the amounts that would be payable in each circumstance, and the actual amounts payable will only be determined upon the actual occurrence of such event.

	K. J.	D. P.	T. S.	S. S.	A. V.
	McNamara	Williams	O’Toole	Lee	Tucker, Jr.

Termination without Cause
Severance payment (a)(b)	$3,900,000	$1,027,500	$1,415,000	$447,120	$304,125
Pro-rated annual incentive compensation (c)	1,569,264	558,991	489,346	339,796	206,873
Welfare benefit continuation (d)	30,815	26,395	15,416	19,279	13,722
Acceleration of restricted stock Awards (e)	1,872,576	816,010	936,788	390,615	415,151
Total	$7,372,655	$2,428,896	$2,856,550	$1,196,810	$939,871

Involuntary Termination for Cause or Voluntary Termination
Severance payment	—	—	—	—	—
Welfare benefit continuation	—	—	—	—	—
Total	—	—	—	—	—

Termination due to Death or Disability
Pro-rated annual incentive compensation (a)(c)	$1,569,264	$558,991	$489,346	$339,796	$206,873
Welfare benefit continuation	—	—	—	—	—
Acceleration of restricted stock Awards (e)	1,872,576	816,010	936,788	390,615	415,151
Total	$3,441,840	$1,375,001	$1,426,134	$730,411	$622,024

Termination due to Retirement
Pro-rated annual incentive compensation (a)(c)	$1,569,264	$558,991	$489,346	$339,796	$206,873
Welfare benefit continuation	—	—	—	—	—
Acceleration of restricted stock awards (e)	674,986	307,632	320,823	149,906	154,703
Total	$2,244,250	$866,623	$810,169	$489,702	$361,576

Change in Control with No Termination
Annual incentive compensation payment (a)(g)	$1,569,264	$558,991	$489,346	$339,796	$206,873
Acceleration of stock option and restricted stock awards (f)	3,215,581	1,286,069	1,383,143	645,790	656,891
280G Gross-up payment (h)	—	—	—	—	—
Total	$4,784,845	$1,845,060	$1,872,489	$985,586	$863,764

Qualifying Termination following or in connection with a Change in Control
Severance payment (a)(i)	$7,047,791	$2,909,973	$3,166,038	$1,275,753	$819,247
Annual incentive compensation payment (a)(g)	1,569,264	558,991	489,346	339,796	206,873
Welfare benefit continuation and perquisite continuation and outplacement assistance (j)	376,972	166,550	68,845	199,950	52,307
Company contributions to deferred compensation plans (k)	1,533,867	653,331	704,955	130,408	181,768
Acceleration of stock option and restricted stock awards (f)	3,215,581	1,286,069	1,383,143	645,790	656,891
280G Gross-up payment (h)	850,822	676,910	—	—	—
Total	$14,594,297	$6,251,824	$5,812,327	$2,591,697	$1,917,086

(a)	The amounts shown are based on the following current base salaries and average annual incentive compensation for the 2006, 2007 and 2008 fiscal years: for Mr. McNamara, $780,000 base salary and $1,569,264 annual incentive compensation; for Mr. Williams, $411,000 base salary and $558,991 annual incentive compensation; for Mr. O’Toole, $566,000 base salary and $489,346 annual incentive compensation; for Mr. Lee, $298,080 base salary and $339,796 annual incentive compensation; and for Mr. Tucker, $202,750 base salary and $206,873 annual incentive compensation.

(b)	The severance payment is a lump-sum payment equal to: for Mr. McNamara, five times his base salary; for each of Messrs. Williams and O’Toole, two and a half times his base salary; and for each of Messrs. Lee and Tucker, one and a half times his base salary.

(c)	The pro-rated annual incentive compensation is equal to a pro-rated portion of the executive’s average annual incentive compensation for the 2006, 2007 and 2008 fiscal years, as if the termination had occurred on December 31, 2009.

(d)	The amounts shown consist of, for the period specified in the employment agreements of Messrs. McNamara, Williams and O’Toole, or, for Messrs. Lee and Tucker, in the Senior Executive Severance Policy, the continued provision of welfare benefits under the Company’s welfare benefit plans. With respect to these benefits, the amounts shown have been calculated based upon the current premiums paid by the Company for such benefits.

(e)	Upon termination without cause or due to death or disability, the restricted stock awards held by each named executive officer will vest in full. Upon termination due to retirement, the restrictions will lapse as to a fraction of the restricted stock equal to the length of time, in years, from the date granted to the date of retirement over the total number of years over which the award would have vested. The value of each share of restricted stock subject to acceleration was determined by multiplying the number of such restricted shares by $47.97 (the closing price of one share of Capital Stock on December 31, 2009).

(f)	The value of each stock option award subject to acceleration was determined by multiplying the number of stock option awards by the excess, if any, of $47.97 (the closing price of one share of Capital Stock on December 31, 2009) over the exercise price of such stock option awards. The value of each share of restricted stock subject to acceleration was determined by multiplying the number of such restricted shares by $47.97(the closing price of one share of Capital Stock on December 31, 2009).

(g)	The bonus payment is equal to the executive’s average annual incentive compensation for the 2006, 2007 and 2008 fiscal years.

(h)	The amount of the excise taxes imposed pursuant to Section 4999 of the Code was determined by multiplying by 20% the “excess parachute payment” that would arise in connection with payments made to the applicable named executive officer upon the triggering event. The excess parachute payment was determined in accordance with the provisions of Section 280G of the Code. The amount of the gross-up payment to make each named executive officer whole on an after-tax basis for the excise taxes imposed under Section 4999 of the Code was determined assuming a federal tax rate of 36% and 9% combined state and local tax rates for each named executive officer.

(i)	The severance payment is equal to: for each of Messrs. McNamara, Williams and O’Toole, three times the sum of his current base salary and average annual incentive compensation for the 2006, 2007 and 2008 fiscal years; for each of Messrs. Lee and Tucker, two times the sum of his current base salary and average annual incentive compensation for the 2006, 2007 and 2008 fiscal years. For a description of the current base salary and average annual incentive compensation for 2006, 2007 and 2008 for each of the named executive officers, see footnote (a) to this table above.

(j)	The amounts shown assume that Messrs. McNamara, Williams and O’Toole elect to receive their severance benefits under the Change in Control Plan, which will result in each receiving greater benefits than he would be entitled to receive under his employment agreement. Accordingly, the amounts shown consist of, for the period specified in the Change in Control Plan, (i) the continued provision of the perquisites (if any) listed in the All Other Compensation Table at 2009 levels, (ii) the continued provision of benefits under the Company’s welfare benefit plans, and (iii) outplacement assistance. With respect to the continued provision of benefits under the Company’s welfare benefit plans, the amounts shown have been calculated based upon the current premiums paid by the Company for such benefits.

(k)	The amounts shown equal the amount of Company contributions that would have been made on the executive’s behalf in the Company’s qualified and non-qualified defined contribution plans had the executive continued participation in such plans, at the level in effect on December 31, 2009, for a three-year period following a Qualifying Termination for Messrs. McNamara, Williams and O’Toole, and a two-year period following a Qualifying Termination for Messrs. Lee and Tucker.
Termination Without Cause Prior to and Not in Connection With a Change in Control of the Company; Termination Due to Death, Disability or Retirement
Employment Agreements
          The Company has entered into employment agreements, described in additional detail under the headings “—Compensation Discussion and Analysis—Employment Agreements; Severance Payments; Change in Control” and “—Termination Without Cause Prior to and Not in Connection With a Change in Control of the Company; Termination Due to Death, Disability or Retirement—Employment Agreements” above, with each of Messrs. McNamara, Williams and O’Toole. Pursuant to the terms of these employment agreements, each of Messrs.

McNamara, Williams and O’Toole would be entitled to cash severance benefits if his employment was terminated without cause or due to termination of his employment by reason of his death, disability or retirement.
          For a termination without cause, Mr. McNamara would be entitled to a lump-sum payment equal to five times his then-current base salary plus a pro-rated portion of his average annual incentive compensation for the then-past three full fiscal years, and each of Messrs. Williams and O’Toole would be entitled to a lump-sum payment equal to two and a half times his then-current base salary plus a pro-rated portion of his average annual incentive compensation for the then-past three full fiscal years. Mr. McNamara would also be entitled to continue to participate in the Company’s welfare benefit plans for 24 months following termination at the then-current rate of contribution. Each of Messrs. Williams and O’Toole would be entitled to continue to participate in the Company’s welfare benefit plans for 18 months following termination at the then-current rate of contribution. Such severance payments and benefits are conditioned upon execution of a general release of claims in favor of the Company, nondisclosure and, for Mr. McNamara, two-year non-compete and non-solicitation covenants and, for Messrs. Williams and O’Toole, one-year non-compete and non-solicitation covenants.
          The definition of “cause” pursuant to the employment agreements is (a) the willful and repeated failure of the executive to substantially perform his duties, other than a failure resulting from physical or mental illness; (b) the executive’s conviction of, or plea of guilty or nolo contendere to, a felony which is materially and demonstrably injurious to the Company; or (c) the executive’s engagement in willful gross misconduct or gross negligence in connection with his employment.
          For a termination due to death, disability or retirement, each of Messrs. McNamara, Williams and O’Toole would be entitled to a lump-sum payment equal to the pro-rated portion of the average of his annual incentive compensation for the then-past three full fiscal years. Such severance payments under each employment agreement for a termination due to disability or retirement are conditioned upon execution of a general release of claims in favor of the Company and a nondisclosure covenant.
          If the payments set forth above were subject to the excise taxes imposed by Section 409A of the Code, Messrs. McNamara, Williams and O’Toole would be entitled to a gross-up payment. For purposes of the quantification of possible payments due to Messrs. McNamara, Williams and O’Toole in each of the scenarios set forth in the table above, it is assumed that no excise taxes pursuant to Section 409A of the Code would be imposed. As such, the amounts in the table under the heading “—Potential Payment to Executives Upon Termination or Change in Control” do not reflect a gross-up payment with respect to any excise tax pursuant to Section 409A of the Code.
Senior Executive Severance Policy
          The Senior Executive Severance Policy, described in more detail in the Compensation Discussion and Analysis above, provides cash severance benefits to participants upon a termination without cause or due to death, disability or retirement. The Senior Executive Severance Policy covers 12 employees, including Messrs. Lee and Tucker. Messrs. McNamara, Williams and O’Toole are not covered by this policy.
          For a termination without cause, each of Messrs. Lee and Tucker would be entitled to a lump-sum payment equal to one and a half times his then-current base salary plus a pro-rated portion of his average annual incentive compensation for the then-past three full fiscal years. Messrs. Lee and Tucker would also be entitled to continue to participate in the Company’s welfare benefit plans for one year following termination of employment at the then-current rate of contribution. The definition of “cause” under the Senior Executive Severance Policy is identical to the definition of cause under the employment agreements described above.
          For a termination due to death, disability or retirement, each of Messrs. Lee and Tucker would be entitled to a lump-sum payment equal to the pro-rated portion of the average of his annual incentive compensation for the then-past three full fiscal years.
          If the payments set forth above were subject to the excise taxes imposed by Section 409A of the Code, Messrs. Lee and Tucker would be entitled to a gross-up payment. For purposes of the quantification of possible payments due to Messrs. Lee and Tucker upon termination under the Senior Executive Severance Policy in each of the scenarios set forth in the table above, it is assumed that no excise taxes pursuant to Section 409A of the Code would be imposed. As such, the amounts in the table under the heading “—Potential Payment to Executives Upon Termination or Change in Control” do not reflect a gross-up payment with respect to any excise tax pursuant to Section 409A of the Code.
          Severance payments and benefits under the Senior Executive Severance Policy are conditioned upon execution of a general release of claims in favor of the Company. Additionally, for a termination without cause or due to disability or retirement, such severance payments and benefits are conditioned upon nondisclosure and one-year non-compete and non-solicitation covenants.
Equity Compensation Plans
          Pursuant to the Stock Incentive Plans, all restricted stock awards vest upon the holder’s termination of employment due to death, disability or termination without cause. With respect to restricted stock awards granted in 2006 and thereafter, upon the holder’s retirement, the restrictions will lapse as to a fraction of the restricted stock equal to the length of time, in years, from the date such awards were granted to the date of the holder’s retirement over the total number of years over which the award would have vested. Vested stock option awards granted under the Stock Incentive Plans remain exercisable for three months following termination of the holder’s employment, if the Compensation Committee so specifically consents, except for termination due to death, incapacity or retirement, in which case vested stock option awards remain exercisable for 15 months following termination. Unvested stock option awards are forfeited upon termination of employment for any reason. For a description of the treatment of outstanding unvested stock option awards and restricted stock awards upon a change in control of the Company, see the narrative under the heading “—Potential Payment to Executives Upon Termination or Change in Control—Change in Control of the Company” below.
Change in Control of the Company
Change In Control Plan
          The Change in Control Plan, described in additional detail in the Compensation Discussion and Analysis, covers 15 executive officers of the Company, including the named executive officers. However, in the event of a change in control of the Company, Messrs. McNamara, Williams and O’Toole would not receive benefits under both their employment agreements and the Change in Control Plan, and the participants in the Senior Executive Severance Policy would not receive benefits under both the Senior Executive Severance Policy and the Change in Control Plan.
          Under the Change in Control Plan, a change in control of the Company means, in general, the occurrence of any one of the following events: (a) certain acquisitions by a third party of at least 30% of the then-outstanding Capital Stock; (b) individuals who constituted the Board of Directors when the plan became effective (the “Incumbent Board”) cease to constitute at least a majority of the Board (provided that the Incumbent Board will be deemed to include any director (other than one elected in certain contested solicitations) whose election, or nomination by the stockholders for election, to the Board was approved by a majority of the Board members then comprising the Incumbent Board); (c) consummation of certain mergers, consolidations and similar transactions involving the Company unless the Company is the surviving entity and no person holds 30% or more of the then-outstanding Capital Stock (except to the extent such ownership existed prior to the transaction) and individuals who were members of the Incumbent Board constitute at least a majority of the Board following such transaction; (d) approval by the Company’s stockholders of a plan for the complete liquidation or dissolution of the Company or the sale of all or substantially all of the Company’s assets; or (e) any other transaction that the Compensation Committee or such other Committee as determined by the Board deems to be a change in control.
          The Change in Control Plan provides for severance payments and benefits in the event of a change in control of the Company followed within two years by an executive’s termination of employment either without cause or for good reason (“double trigger”). Payments under the Change in Control Plan are triggered by (a) termination of employment by the Company without cause or (b) termination of employment by the employee within 90 days of an event giving him or her good reason to so terminate (such termination without cause or for good reason, a “Qualifying Termination”). The definition of cause is identical to the definition of cause in the employment agreements discussed above. Good reason consists of a material reduction in the nature and scope of the participant’s responsibilities, authority or duties; a reduction in the participant’s base salary below the participant’s highest base salary during the 120-day period prior to or any time following a change in control, annual incentive compensation below the participant’s average annual incentive compensation for the then-past three full fiscal years prior to the change in control, equity-based compensation below that received during the 120-day period prior to the change in control or in the aggregate level of employee benefits; a relocation of the participant’s principal work location by more than 50 miles; or notice of the Company’s intention to cancel or not renew his employment agreement.
          Upon a Qualifying Termination, Messrs. McNamara, Williams and O’Toole would receive a payment equal to three times, and Messrs. Lee and Tucker would receive a payment equal to two times, the sum of (a) such named executive officer’s highest base salary during the 120-day period prior to or any time following the change in control and (b) the average of such named executive officer’s annual incentive compensation for the then-past three full fiscal years prior to the change in control, all paid in cash in a lump-sum within 10 days following termination. If the Qualifying Termination were to take place in a fiscal year other than the fiscal year during which the change in control occurred, each named executive officer would also receive a pro-rated portion of his three-year average annual incentive compensation.
          Upon a Qualifying Termination, participants would also be entitled to receive benefits under the Company’s welfare benefit plans and perquisites for a period of three years (for Messrs. McNamara, Williams and O’Toole) or two years (for Messrs. Lee and Tucker), and outplacement assistance up to $25,000. Such perquisites would be provided at a level comparable to the level of perquisites received immediately prior to the Qualifying Termination or the change in control, whichever would be more favorable to the participant. If the employee becomes re-employed during the applicable two-year or three-year period and is eligible to receive comparable benefits from his new employer, the benefits provided by the Company under its welfare benefit plans are secondary to those provided by the new employer.
          Within 10 days of a Qualifying Termination, a participant would also be entitled to receive a lump-sum cash payment in the amount of employer contributions to the participant’s account in the Company’s qualified and non-qualified defined contribution plans, assuming the participant’s participation in the plans had continued on the same basis as immediately prior to the termination for the applicable three-year period (for Messrs. McNamara, Williams and O’Toole) or two-year period (for Messrs. Lee and Tucker).
          Regardless of whether a participant is terminated and in addition to the severance benefits set forth above, upon a change in control, each participant in the Change in Control Plan would receive, within 10 days following the change in control, a lump-sum payment equal to the average of the participant’s annual incentive compensation for the then-past three full fiscal years, and all unvested portions of stock option and restricted stock awards would vest in full upon the date of the change in control. In addition, the Change in Control Plan provides that the Compensation Committee would allocate and distribute any shares of Capital Stock that are unallocated as of the date of the change in control under the Company’s equity-based plans to the participants of such equity-based plans upon the change in control. The allocation of unallocated shares of Capital Stock from the Company’s equity-based plans is not included in the quantification of possible payments due to the named executive officers pursuant to the Change in Control Plan because the amount of shares of Capital Stock that would be allocated to each of the named executive officers is at the discretion of the Compensation Committee. The payments described in this paragraph are referred to as “single-trigger” payments.
          All payments under the Change in Control Plan are conditioned on execution of a general release of claims in favor of the Company. If payments under the Change in Control Plan were subject to taxes imposed by Sections 4999 or 409A of the Code, the participant would be entitled to a gross-up payment. For purposes of the quantification of possible payments due to the named executive officers pursuant to the Change in Control Plan, it is assumed that no excise tax pursuant to Section 409A of the Code would be imposed. As such, the amounts in the table under the heading “—Potential Payment to Executives Upon Termination or Change in Control” do not reflect a gross-up payment with respect to any excise taxes pursuant to Section 409A of the Code. The amount of gross-up payments to which the named executive officers would be entitled with respect to tax imposed by Section 4999 of the Code are set forth in the table above under the heading “—Potential Payment to Executives Upon Termination of Change in Control”, and the assumptions used in determining the amounts are set forth in footnote (h) of such table.

Equity Compensation Plans
          Pursuant to the Stock Incentive Plans, upon a change in control of the Company, all outstanding unvested stock option and restricted stock awards would become fully vested. Under the Stock Incentive Plans, a change in control of the Company means, in general, the occurrence of any one of the following events: (a) certain acquisitions by a third party of at least 30% of the then-outstanding Capital Stock; (b) the expiration of a tender offer or exchange offer (other than an offer by the Company) pursuant to which 20% or more of the shares of Capital Stock have been purchased; (c) merger or consolidation in which the Company is not the surviving corporation, a plan for the liquidation of the Company or an agreement for the sale or other disposition of all or substantially all of the Company’s assets; or (d) during any period of two consecutive years, individuals who constitute the Board of Directors at the beginning of such period cease to constitute at least a majority of the Board (provided that the Board at the beginning of such period shall be deemed to include any director whose nomination for election was approved by at least one-half of the persons who were directors (or deemed to be directors) at the beginning of the two-year period).
Deferred Compensation Plans
          Upon a termination for any reason, each of Messrs. McNamara, Williams, O’Toole and Tucker would be entitled to the aggregate balance in his account in the Excess Benefit Plan, and Mr. Lee would be entitled to the aggregate balance in his account in the Deferred Compensation Plan. Each of the named executive officers would also be entitled to the aggregate balance in his account in the Supplemental Pension Plan, and Mr. Tucker would be entitled to the aggregate balance in his account in the 1986 Severance Plan. The aggregate balances in these accounts for each named executive officer are set forth in the Non-Qualified Deferred Compensation Table above.
PROPOSAL TO APPROVE AND ADOPT THE
2010 STOCK INCENTIVE PLAN
  In view of the few remaining shares available for the grant of additional stock awards or stock options under the previously adopted stock incentive plans, the Board of Directors has approved, subject to stockholder approval, the adoption of the 2010 Stock Incentive Plan (the “Stock Incentive Plan”) pursuant to which 1,750,000 shares of Capital Stock may be issued or transferred to key employees as stock incentives. The full text of the proposed Stock Incentive Plan is set forth as Exhibit A to this Proxy Statement and the following discussion is qualified in its entirety by reference to such text.
THE STOCK INCENTIVE PLAN
  The Stock Incentive Plan will become effective as of the date it is adopted by the stockholders of the Company, i.e., May 17, 2010. If it is not adopted by the stockholders, the Stock Incentive Plan will be of no force and effect. If it is adopted, no stock options may be granted under the Stock Incentive Plan after May 17, 2020. The Board of Directors may terminate the Stock Incentive Plan at any earlier time, but outstanding options will continue to be exercisable until they expire in accordance with their terms. The market value of the Capital Stock as of March 31, 2010 was $                     per share.
  The Stock Incentive Plan authorizes the issuance or transfer of a maximum of 1,750,000 shares of Capital Stock pursuant to stock incentives granted to key employees of the Company and its subsidiaries under the Stock Incentive Plan. For purposes of the Stock Incentive Plan, a “subsidiary” is a corporation or other form of business association of which shares (or other ownership interests) having 50 percent or more of the voting power are owned or controlled, directly or indirectly, by the Company and “key employees” are employees of the Company or a subsidiary, including officers and directors thereof, who, in the opinion of the Compensation Committee (as defined below), are deemed to have the capacity to contribute significantly to the growth and successful operations of the Company or a subsidiary.
  Stock incentives granted under the Stock Incentive Plan may be in the form of options to purchase Capital Stock (“stock options”) or in the form of awards of Capital Stock in payment of incentive compensation (“stock awards”), or a combination of stock awards and stock options. However, no more than 300,000 shares of Capital Stock may be issued or transferred pursuant to stock incentives granted under this Plan in the form of stock awards.

  The Stock Incentive Plan shall be administered by a Committee (the “Compensation Committee”) consisting of no fewer than three persons designated by, and serving at the pleasure of, the Board of Directors of the Company.
  The Compensation Committee designates the key employees of the Company and its subsidiaries who might participate in the Stock Incentive Plan and the form and terms of the number of shares covered by each stock incentive granted thereunder. In making such designation, the Committee may consider an employee’s present or potential contribution to the success of the Company or any subsidiary and other factors which it may deem relevant.
  Under the Stock Incentive Plan, a stock incentive in the form of a stock award will consist of shares of Capital Stock issued as incentive compensation earned or to be earned by the employee. Shares subject to a stock award may be issued when the award is granted or at a later date, with or without dividend equivalent rights. A stock award shall be subject to such terms, conditions and restrictions (including restrictions on the transfer of the shares issued pursuant to the award) as the Compensation Committee shall designate.
  Under the Stock Incentive Plan, a stock incentive in the form of a stock option will provide for the purchase of shares of Capital Stock in the future at an option price per share which will not be less than 100 percent of the fair market value of the shares covered thereby on the date the stock option is granted. Each option shall be exercisable in full or in part six months after the date the option is granted, or may become exercisable in one or more installments and at such time or times, as the Compensation Committee shall determine, or upon various circumstances which may result in a change of control. Unless otherwise provided in the option, an option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the option. Any term or provision in any outstanding option specifying when the option may be exercisable or that it be exercisable in installments may be modified at any time during the life of the option by the Compensation Committee, provided, however, no such modification of an outstanding option shall, without the consent of the optionee, adversely affect any option theretofore granted to him. No dividends are payable on options.
  Upon the exercise of an option, the purchase price shall be paid in cash or, if so provided in the option, in shares of Capital Stock or in a combination of cash and such shares. The Company may cancel all or a portion of an option subject to exercise and pay the holder cash or shares equal in value to the excess of the fair market value of the shares subject to the portion of the option so canceled over the option price of such shares. Options shall be granted for such lawful consideration as the Compensation Committee shall determine.
  All stock options granted under the Stock Incentive Plan will expire within ten years from the date of grant. No more than 200,000 options may be granted to an individual employee in any calendar year. A stock option is not transferable or assignable by an optionee other than by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order or to certain family members, if permitted under SEC Rule 16b-3 or any successor rule thereto, and each option is exercisable, during his lifetime, only by him or a permitted transferee or assignee. Unexercised options terminate upon termination of employment, except that if termination arises from a resignation with the consent of the Compensation Committee, the options terminate three months after such termination of employment, and except further that if an optionee ceases to be an employee by reason of his death while employed, retirement or incapacity, or if he should die within three months following his resignation with the consent of the Compensation Committee, the options terminate fifteen months after an optionee’s termination of employment but may be exercised only to the extent that they could have been exercised by the optionee, had he lived, three months after he ceased to be an employee. A leave of absence for military or governmental service or for other purposes, if approved by the Compensation/Incentive Committee, does not constitute a termination of employment, but no options are exercisable during any such leave of absence.
  Exercise of a stock option will be conditioned on an optionee’s payment in full of the purchase price for the shares, in cash or by the transfer to the Company of shares of Capital Stock at fair market value on the date of transfer. An optionee shall not be considered a holder of the shares subject to a stock option until actual delivery of a certificate representing such shares is made by the Company.
  None of the stock options granted under the Stock Incentive Plan will be “restricted,” “qualified” or “incentive” stock options or options granted pursuant to an “employee stock purchase plan” as the quoted terms are defined in Sections 422 through 424 of the Internal Revenue Code of 1986, as amended.

  With respect to stock awards in shares of Capital Stock that are either transferable or not subject to a substantial risk of forfeiture, the employee must recognize ordinary income equal to the cash or the fair market value of the shares of Capital Stock and the Company will be entitled to a deduction for the same amount. With respect to stock awards that are settled in shares of Capital Stock that are restricted as to transferability and subject to substantial risk of forfeiture, the employee must recognize ordinary income equal to the fair market value of the shares of Capital Stock at the first time such shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier, and the Company will be entitled to a deduction for the same amount.
  An optionee realizes no taxable income by reason of the grant of a nonstatutory option. Subject to insider trading restrictions, upon exercise of the option an optionee realizes compensation taxable as ordinary income in the amount of the excess of the fair market value of the shares of Capital Stock over the option price on the date of exercise. Upon the sale of shares of Capital Stock acquired pursuant to the exercise of an option, an optionee realizes either a capital gain or a capital loss based upon the difference between his selling price and the fair market value of such shares on the date of exercise. Such capital gain or loss, as the case may be, will be either short-term or long-term depending on the period elapsed between the date of exercise and the date of sale. In those instances where the employee receives compensation taxable as ordinary income, the Company or a subsidiary (except for certain foreign subsidiaries) will generally be entitled to a Federal income tax deduction in the amount of such compensation. An employee will not recognize a gain on previously owned shares of Capital Stock if he exercises an option and transfers such shares to the Company in payment of the option price. Taxes payable by an optionee or awardee on exercise of an option or removal of restrictions on an award may be paid in cash, by surrender of shares, or by withholding of shares of Capital Stock as the Compensation Committee shall determine.
  The Board of Directors, upon the recommendation of the Compensation Committee, may amend the Stock Incentive Plan subject, in the case of specified amendments, to stockholder approval. The Stock Incentive Plan may be discontinued at any time by the Board of Directors. No amendment or discontinuance of the Stock Incentive Plan shall, without the consent of the employee, adversely affect any stock incentive held by him under the Stock Incentive Plan. No outstanding awards under the Stock Incentive Plan will be priced lower than originally issued without Stockholder approval, except in the case of certain corporate transactions.
  No determination has been made with respect to any prospective grant of a stock incentive under the Stock Incentive Plan for any of the Company’s executive officers or directors. It is, therefore, not possible at the present time to indicate specifically the names of the executive officers or directors to whom stock incentives may be granted or to whom stock incentives would have been granted had this Plan been in effect during 2009 or the number of shares to be subject to stock incentives or any other information concerning the operation of the Stock Incentive Plan as it may affect these specific individuals. The proceeds of sale of shares of Capital Stock under the Stock Incentive Plan will be used by the Company for general corporate purposes.
  In order to effect the approval and adoption of the Stock Incentive Plan, the following resolution will be presented to the Annual Meeting:
“RESOLVED, that the 2010 Stock Incentive Plan set forth as Exhibit A to the Proxy Statement accompanying the Notice of the Annual Meeting of the Stockholders of Chemed Corporation to be held May 17, 2010, be and the same hereby is approved and adopted.”
The affirmative vote of the majority of the shares represented at the meeting and entitled to vote will be necessary for the adoption of the foregoing resolution, with abstentions having the effect of negative votes and broker non-votes having no effect because they are not considered entitled to vote on this matter. The approval and adoption of the Stock Incentive Plan is required to be submitted to a vote of the stockholders of the Company by the New York Stock Exchange Listed Company Manual, which sets as a condition of continued listing on the Exchange such submission of equity compensation plans. We are also submitting such proposal to a vote of stockholders to meet a condition of Section 162 (m) of the Internal Revenue Code of 1986, as amended, which provides for the deduction of certain executive compensation in excess of $1,000,000. The Stock Incentive Plan will become effective upon adoption by the stockholders.
  The Board of Directors recommends a vote FOR the approval and adoption of the Stock Incentive Plan.

As of February 28, 2010, the number of stock options outstanding under the Company’s equity compensation plans, the weighted average exercise price of outstanding options, and the number of securities remaining available for issuance were as follows:
EQUITY COMPENSATION PLAN INFORMATION

			Number of securities
			remaining available
			for future issuance
	Number of Securities		under equity
	to be issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding securities
	outstanding options,	outstanding options,	reflected in column
Plan Category	warrants and rights	warrants and rights	(a)
Equity compensation plans approved by stockholders:
2006 Stock Incentive Plan	2,309,498	$49.81	334,332
2004 Stock Incentive Plan	420,874	31.31	8,149
2002 Stock Incentive Plan	142,800	18.23	—
1999 Stock Incentive Plan	2,434	23.91	—
Equity compensation plans not approved by stockholders:
1999 Long-Term Employee Incentive Plan (a)	27,588	25.29	—

TOTAL (b)	2,903,194	45.32	342,481

(a)	In May 1999 the Board of Directors adopted the 1999 Long-Term Employee Incentive Plan without stockholder approval. This plan permits the Company to grant up to 500,000 shares of non-qualified options and stock awards to a broad base of salaried and hourly employees (excluding officers and directors) of the Company. Except for the exclusion of officers and directors, this plan has general terms and provisions as the 2006 Stock Incentive Plan. In addition, pursuant to this plan no individual may be granted more than 50,000 stock options in a calendar year, the aggregate number of the shares of Capital Stock which may be issued pursuant to stock incentives in the form of Stock Awards shall not be more than 270,000, and no stock incentives shall be granted under the plan after May 17, 2009.

(b)	As of February 28, 2010, the weighted average remaining term of the outstanding stock options is 7.4 years and the number of unvested stock awards outstanding is 198,871.
CERTAIN RELATIONSHIPS AND TRANSACTIONS
          Mr. E. L. Hutton was non-executive Chairman and a director of the Company until his death in March 2009.
          Mr. T. C. Hutton is a Vice President of the Company and is the son of Mr. E. L. Hutton. During 2009, Mr. Hutton received the following compensation for service to the Company as a Vice President: base salary of $270,000, annual cash incentive compensation of $108,000; the Company’s contributions to his accounts under the Excess Benefit Plan in the amount of $62,556; and the Company’s contributions to his accounts under the Supplemental Pension Plan in the amount of $12,448. In 2009, the Company recognized an expense under FAS 123(R) of $169,455 for Mr. Hutton’s stock option awards and $377,474 for his stock awards.
          Mr. Gemunder is a director of the Company and a director and President and Chief Executive Officer of Omnicare, and Ms. Laney, a director emeritus, and Ms. Lindell are directors of the Company and Omnicare.
          Ms. Laney receives $15,000 per year as chairperson of the Chemed Foundation, a charitable organization affiliated with the Company.

          In October 2004, a subsidiary of Vitas Healthcare Corporation (“Vitas”) entered into a pharmacy services agreement with Omnicare, pursuant to which Omnicare provides specified pharmacy services for Vitas and its hospice patients in geographical areas served by both Vitas and Omnicare. The agreement had an initial term of three years and renews automatically thereafter for one-year terms. Either party may cancel the agreement at the end of any term by giving written notice at least 90 days prior to the end of the term. In June 2004, Vitas entered into a pharmacy services agreement with excelleRx. The agreement had an initial term of one year and automatically renews unless either party provides a 90-day written notice of non-renewal. After June 2004, Omnicare acquired excelleRx. During 2009, Vitas made purchases of $33.1 million from Omnicare under these two agreements.
          In connection with the August 2001 sale of assets of the Company’s former subsidiary, Cadre Computer Resources, Inc., to Cadre Computer Resources Co. (“Cadre Computer”), Cadre Computer subleases 7,800 square feet of office space from the Company at a rate of $16.95 per square foot plus operating costs. The lease ends April 30, 2016, with either party able to terminate on six month’s notice after April 30, 2007. Messrs. McNamara and Williams and Ms. Laney serve as directors of Cadre Computer. Ms. Laney, who is chairman and Chief Executive Officer of Cadre Computer, also has a majority ownership interest in Cadre Computer.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
          This table sets forth information as of December 31, 2009, with respect to the only persons known to us to beneficially own more than 5% of the outstanding Capital Stock:

Name or Address	Amount and Nature of
Of Beneficial Owner	Beneficial Ownership	Percent of Class (a)
Iridian Asset Management LLC	2,911,543 shares (b)	11.7%	(c)
276 Post Road West Westport, CT 06880-4704

BlackRock, Inc.	1,650,908 shares (d)	6.8%	(e)
40 E. 52nd Street New York, NY 10022

Vanguard Group, Inc.	1,148,776 shares (f)	4.7%	(g)
100 Vanguard Boulevard Malvern, PA 19355

(a)	For purposes of calculating Percent of Class, all shares of Capital Stock subject to stock option awards which were exercisable within 60 days of December 31, 2009, were assumed to have been issued.

(b)	Shared voting power, 2,911,543 shares; shared dispositive power, 2,911,543 shares.

(c)	Information is based on Schedule 13G filed with the SEC on January 28, 2010.

(d)	Sole voting power, 1,650,908 shares; Sole dispositive power, 1,650,908.

(e)	Information is based on Schedule 13G filed with the SEC on January 29, 2010.

(f)	Shared voting power, none; shared dispositive power, 28,922 shares.

(g)	Information is based on Schedule 13G filed with SEC on February 8, 2010, above 5% if option shares excluded.
          This table shows the shares of Capital Stock beneficially owned and pledged by all nominees and directors of the Company, the executive officers named in the Summary Compensation Table and the Company’s directors and executive officers as a group as of December 31, 2009:

	Amount and Nature of		Percent of
Name	Beneficial Ownership (a)		Class (b)
Kevin J. McNamara	196,179	Direct
	323,332	Option
		Trustee (c)	2.1%

Joel F. Gemunder	15,476	Direct
	6,952	Trustee

Patrick P. Grace	6,200	Direct

Thomas C. Hutton	82,974	Direct
	33,000	Option
	146,388	Trustee (c) (d)	1.1%

Walter L. Krebs	10,748	Direct

Andrea R. Lindell	2,000	Direct

Ernest J. Mrozek	1,000	Direct

Timothy S. O’Toole	51,198	Direct
	51,249	Option

Thomas P. Rice	1,000	Direct

Donald E. Saunders	8,804	Direct

George J. Walsh III	4,000	Direct

Frank E. Wood	4,400	Direct

Spencer S. Lee	39,494	Direct
	151,832	Option

Arthur V. Tucker, Jr.	23,382	Direct
	53,000	Option

David P. Williams	80,500	Direct
	107,915	Option

Directors and Executive	527,125	Direct
Officers as a Group	720,328	Option
(15 persons)	276,816	Trustee (e)	6.3%

(a)	Includes securities beneficially owned by (i) the named persons or group members, (ii) any organization of which any of the named persons or group members is an officer, partner or beneficial owner of 10% or more of any class of equity securities, (iii) any trust or other estate in which any named person or group member has a substantial beneficial interest, (iv) any relative or spouse of any named person or group member, or any relative of such spouse, who has the same home as the named person or group member or who is a director or officer of the Company or any of its subsidiaries, and (v) any trust or other estate as to which any named person or group member serves as trustee or in a similar fiduciary capacity. Such securities include shares of Capital Stock allocated as of December 31, 2009, to the account of each named person or member of the group under the Retirement Plan or, with respect to Mr. Gemunder, allocated to his account as of December 31, 2009, under the

Omnicare Employees’ Savings and Investment Plan (the “Omnicare Savings Plan”)). “Direct” refers to securities in categories (i) through (iv) and “Trustee” to securities in category (v). Where securities would fall into both “Direct” and “Trustee” classifications, they are included under “Trustee” only. “Option” refers to shares of Capital Stock which the named person or group has a right to acquire within 60 days from December 31, 2009. Except as otherwise disclosed in this Proxy Statement, each director, director nominee and executive officer has sole voting and investment power over the shares of Capital Stock shown as beneficially owned.

(b)	Percent of Class includes Direct, Option and Trustee shares were indicated. For purposes of determining the Percent of Class, all shares of Capital Stock subject to stock option awards which were exercisable within 60 days from December 31, 2009, were assumed to have been issued. Percent of Class under 1.0% is not shown.

(c)	Messrs. McNamara and T. C. Hutton and Ms. Laney are trustees of the Chemed Foundation, which holds 123,476 shares of Capital Stock over which the trustees share both voting and investment power. This number is included in the total number of “Trustee” shares held by the Directors and Executive Officers as a Group but is not reflected in the respective holdings of the individual trustees.

(d)	The shares of Capital Stock held by Mr. T. C. Hutton include 124,206 shares of Capital Stock that were directly held by Mr. E. L. Hutton prior to his death on March 3, 2009. As of December 31, 2009, such shares are held in the estate of Mr. E. L. Hutton. Mr. T. C. Hutton is co-executor of such estate and, as such, has shared voting and dispositive power of the 124,206 shares previously held by Mr. E. L. Hutton. Mr. T. C. Hutton is also trustee of the Edward L. Hutton Foundation, which holds 22,162 shares of Capital Stock over which the trustee has shared voting and dispositive power.

(e)	Shares of Capital Stock over which more than one individual holds beneficial ownership have been counted only once in calculating the aggregate number of shares of Capital Stock owned by Directors and Executive Officers as a Group.
Section 16(a) Beneficial Ownership Reporting Compliance
          During 2009, all reports for the Company’s executive officers, directors and beneficial owners of more than 10% of the outstanding shares of Capital Stock required to be filed under Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis.
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
          The Audit Committee has selected the firm of PricewaterhouseCoopers LLP as independent accountants for the Company and its consolidated subsidiaries for 2010. This firm has acted as independent accountants for the Company and its consolidated subsidiaries since 1970. Although the submission of this matter to the stockholders is not required by law or by the bylaws of the Company, the selection of PricewaterhouseCoopers LLP will be submitted for ratification at the Annual Meeting. The affirmative vote of the majority of the shares represented at the meeting, with abstentions having the effect of negative votes, will be necessary to ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Company and its consolidated subsidiaries for 2010. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions. The Board unanimously recommends that you vote FOR the ratification of the Audit Committee’s selection of independent accountants. If the selection is not ratified at the meeting, the Audit Committee will reconsider its selection of independent accountants.
AUDIT COMMITTEE REPORT
          The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring:
•	The integrity of the Company’s financial statements.
•	Compliance by the Company with legal and regulatory requirements.
•	The independence and performance of the Company’s internal and external auditors.

          During 2000, the Audit Committee developed a charter for the Committee, which was approved by the full Board of Directors on May 15, 2000. The charter was most recently amended on November 10, 2006. A copy of the charter is available on the Company’s Web site, www.chemed.com.
          The Company’s management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process. The Company’s independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.
          In this context, the Audit Committee hereby reports as follows:
1.	The Audit Committee has reviewed and discussed the audited financial statements and management’s report on internal control over financial reporting with the Company’s management.
2.	The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61, as amended (Codification of Statements on Auditing Standard, AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
3.	The Audit Committee has received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent accountants the independent accountants’ independence.
4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.
Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

The undersigned members of the Audit Committee have submitted this Report.
Donald E. Saunders, Chairman Patrick P. Grace Ernest J. Mrozek Thomas P. Rice
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Audit Fees
          PricewaterhouseCoopers LLP billed the Company $1,560,000 for 2008 and $1,490,000 for 2009. The fees were for professional services rendered for the integrated audit of the Company’s annual financial statements and of its internal controls over financial reporting, review of the financial statements included in the Company’s Forms 10-Q and review of documents filed with the SEC.
Audit-Related Fees
          PricewaterhouseCoopers LLP billed the Company $90,000 and $215,000 for 2008 and 2009, respectively, for audit-related services. These services were related to the audit of one of Vitas’ Florida subsidiaries.
Tax Fees
          No such services were rendered during 2008 or 2009.

All Other Fees
          No such services were rendered during 2008 or 2009.
          The Audit Committee has adopted a policy which requires the Committee’s pre-approval of audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee pre-approved all of the audit and non-audit services rendered by PricewaterhouseCoopers LLP as listed above.
STOCKHOLDER PROPOSALS
          Any stockholder proposals for the 2011 Annual Meeting of Stockholders must be in writing and received by the Secretary of the Company not earlier than January 17, 2011 nor later than February 16, 2011 to be eligible for inclusion in the Company’s proxy statement and accompanying proxy for such meeting, unless the date of the 2011 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 90 days from May 17, 2011, in which case such proposal must be received not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such meeting, or, if the first public announcement of such meeting is less than 100 days prior to it, the 10th day following the day the Company made such public announcement. In the case of untimely notice of a proposal, persons named in the proxies solicited by the Company for the 2011 Annual Meeting of Stockholders (or their substitutes) will be allowed to use their discretionary voting authority when the proposal is raised at the meeting without any discussion of the proposal in its proxy materials.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
          The Proxy Statement and the Company’s 2009 Annual Report are available on the Company’s Web site at http://ir.chemed.com/phoenix.zhtml?c=72704&p=IROL-seccat.
          Information on how to obtain directions to be able to attend the meeting and vote in person are available by contacting :
Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (888) 750-5834
Banks and Brokers May Call Collect: (212) 750-5833
—or—
You may write to us at:
Chemed Corporation
Investor Relations
2600 Chemed Center
255 East Fifth Street
Cincinnati, Ohio 45202-4726
          The Company makes available, free of charge on its Web site, the Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after these documents are electronically filed with, or furnished to, the SEC. These documents are posted on the Web site at www.chemed.com. Select the “SEC Filings” link.
          A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC (without exhibits) will also be made available to stockholders without charge upon written request to Chemed Investor Relations, 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726.

DUPLICATE
ANNUAL REPORT AND PROXY STATEMENT
          If you are a stockholder of record and share an address with another stockholder and have received only one copy of the Company’s 2009 Annual Report or Proxy Statement, you may write or call the Company to request a separate copy of these materials at no cost to you. In addition, if you are a stockholder of record and share an address with another stockholder and have received multiple copies of the Company’s 2009 Annual Report or Proxy Statement, you may write or call the Company to request delivery of a single copy of such materials in the future. You may write to the Company at 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726, Attn: Investor Relations, or call 1-800-2CHEMED or 1-800-224-3633.
OTHER MATTERS
          As of the date of this Proxy Statement, management has not been notified of any stockholder proposals intended to be raised at the Annual Meeting outside of the Company’s proxy solicitation process nor does it know of any other matters which will be presented for consideration at the Annual Meeting. However, if any other stockholder proposals or other business should come before the Annual Meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to take such action as is in accordance with their best judgment.
MISCELLANEOUS
          The Company will pay all solicitation expenses in connection with this Proxy Statement and related Company proxy soliciting material, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in the Company’s solicitation of proxies. Proxies are being solicited through the mail. Certain executive officers and other employees of the Company, on behalf of the Company and without additional compensation, may also solicit proxies personally, by telephone, fax, email or other electronic means.
          In addition, the Company has engaged Innisfree M&A Incorporated (“Innisfree”) to assist it in connection with soliciting proxies for a fee estimated not to exceed $10,000, plus reasonable out-of-pocket expenses.
          The Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons and obtain their voting instructions. The Company will reimburse such persons at approved rates for their expenses in connection with the foregoing activities.

Naomi C. Dallob Secretary
April      , 2010

EXHIBIT A
CHEMED CORPORATION
2010 STOCK INCENTIVE PLAN
  1. Purposes: The purposes of this plan are (a) to secure for the Corporation the benefits of incentives inherent in ownership of Capital Stock by Key Employees, (b) to encourage Key Employees to increase their interest in the future growth and prosperity of the Corporation and to stimulate and sustain constructive and imaginative thinking by Key Employees, (c) to further the identification of interest of those who hold positions of major responsibility in the Corporation and its Subsidiaries with the interests of the Corporation’s stockholders, (d) to induce the employment or continued employment of Key Employees and (e) to enable the Corporation to compete with other organizations offering similar or other incentives in obtaining and retaining the services of competent executives.
  2. Definitions: Unless otherwise required by the context, the following terms when used in this Plan shall have the meanings set forth in this Section 2.
     Board of Directors: The Board of Directors of the Corporation.
     Capital Stock: The Capital Stock of the Corporation, par value $1.00 per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 8.
     Corporation: Chemed Corporation, a Delaware corporation.
     Fair Market Value: As applied to any date, the mean between the high and low sales prices of a share of Capital Stock on the principal stock exchange on which the Corporation is listed, or, if it is not so listed, the mean between the bid and the ask prices of a share of Capital Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System on such date or, if no such sales or prices were made or quoted on such date, on the next preceding date on which there were sales or quotes of Capital Stock on such exchange or market, as the case may be; provided, however, that, if the Capital Stock is not so listed or quoted, Fair Market Value shall be determined in accordance with the method approved by the Compensation/Incentive Committee, and, provided further, if any of the foregoing methods of determining Fair Market Value shall not be consistent with the regulations of the Secretary of the Treasury or his delegate at the time applicable to a Stock Incentive of the type involved, Fair Market Value in the case of such Stock Incentive shall be determined in accordance with such regulations and shall mean the value as so determined.
     Compensation/Incentive Committee: The Compensation/Incentive Committee designated to administer this Plan pursuant to the provisions of Section 10.
     Incentive Compensation: Bonuses, extra and other compensation payable in addition to a salary or other base amount, whether contingent or discretionary or required to be paid pursuant to an agreement, resolution or arrangement, and whether payable currently or on a deferred basis, in cash, Capital Stock or other property, awarded by the Corporation or a Subsidiary prior or subsequent to the date of the approval and adoption of this Plan by the stockholders of the Corporation.
     Key Employee: An employee of the Corporation or of a Subsidiary who in the opinion of the Compensation/Incentive Committee can contribute significantly to the growth and successful operations of the Corporation or a Subsidiary. The grant of a Stock Incentive to an employee by the Compensation/Incentive Committee shall be deemed a determination by the Compensation/Incentive Committee that such employee is a Key Employee. For the purposes of this Plan, a director or officer of the Corporation or of a Subsidiary shall be deemed an employee regardless of whether such director or officer is on the payroll of, or otherwise paid for services by, the Corporation or a Subsidiary.
     Option: An option to purchase shares of Capital Stock.

     Performance Unit: A unit representing a share of Capital Stock, subject to a Stock Award, the issuance, transfer or retention of which is contingent, in whole or in part, upon attainment of a specified performance objective or objectives, including, without limitation, objectives determined by reference to or changes in (a) the Fair Market Value, book value or earnings per share of Capital Stock, or (b) sales and revenues, income, profits and losses, return on capital employed, or net worth of the Corporation (on a consolidated or unconsolidated basis) or of any one or more of its groups, divisions, Subsidiaries or departments, or (c) a combination of two or more of the foregoing factors. Dividends are not payable on Performance Units prior to attainment of the specified performance objective.
     Plan: The 2010 Stock Incentive Plan herein set forth as the same may from time to time be amended.
     Stock Award: An issuance or transfer of shares of Capital Stock at the time the Stock Incentive is granted or as soon thereafter as practicable, or an undertaking to issue or transfer such shares in the future, including, without limitation, such an issuance, transfer or undertaking with respect to Performance Units.
     Stock Incentive: A stock incentive granted under this Plan in one of the forms provided for in Section 3.
     Subsidiary: A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Corporation.
  3. Grants of Stock Incentives:
  (a) Subject to the provisions of this Plan, the Compensation/Incentive Committee may at any time, or from time to time, grant Stock Incentives under this Plan to, and only to, Key Employees.
  (b) Stock Incentives may be granted in the following forms:
     (i) a Stock Award, or
     (ii) an Option, or
     (iii) a combination of a Stock Award and an Option.
  4. Stock Subject to this Plan:
  (a) Subject to the provisions of paragraph (c) and (d) of this Section 4 and of Section 8, the aggregate number of shares of Capital Stock which may be issued or transferred pursuant to Stock Incentives granted under this Plan shall not exceed 1,750,000 shares; provided, however, that the maximum aggregate number of shares of Capital Stock which may be issued or transferred pursuant to Stock Incentives in the form of Stock Awards, shall not exceed 300,000 shares.
  (b) The maximum aggregate number of shares of Capital Stock which may be issued or transferred under the Plan to directors of the Corporation or of a Subsidiary shall not exceed 800,000 shares.
  (c) Authorized but unissued shares of Capital Stock and shares of Capital Stock held in the treasury, whether acquired by the Corporation specifically for use under this Plan or otherwise, may be used, as the Compensation/Incentive Committee may from time to time determine, for purposes of this Plan, provided, however, that any shares acquired or held by the Corporation for the purposes of this Plan shall, unless and until transferred to a Key Employee in accordance with the terms and conditions of a Stock Incentive, be and at all times remain treasury shares of the Corporation, irrespective of whether such shares are entered in a special account for purposes of this Plan, and shall be available for any corporate purpose.
  (d) If any shares of Capital Stock subject to a Stock Incentive shall not be issued or transferred and shall cease to be issuable or transferable because of the termination, in whole or in part, of such Stock Incentive or for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Corporation or a Subsidiary because of an employee’s failure to comply with the terms and conditions of a Stock Incentive, the shares not so issued or transferred, or the shares so reacquired by the Corporation or a Subsidiary shall no longer be charged against any of the limitations provided for in paragraphs (a) or (b) of this Section 4 and may again be made subject to Stock Incentives.

  5. Stock Awards: Stock Incentives in the form of Stock Awards shall be subject to the following provisions:
  (a) A Stock Award shall be granted only in payment of Incentive Compensation that has been earned or as Incentive Compensation to be earned, including, without limitation, Incentive Compensation awarded concurrently with or prior to the grant of the Stock Award.
  (b) For the purposes of this Plan, in determining the value of a Stock Award, all shares of Capital Stock subject to such Stock Award shall be valued at not less than 100 percent of the Fair Market Value of such shares on the date such Stock Award is granted, regardless of whether or when such shares are issued or transferred to the Key Employee and whether such shares are subject to restrictions which affect their value.
  (c) Shares of Capital Stock subject to a Stock Award may be issued or transferred to the Key Employee at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Compensation/Incentive Committee shall determine. In the event that any such issuance or transfer shall not be made to the Key Employee at the time the Stock Award is granted, the Compensation/Incentive Committee may provide for payment to such Key Employee, either in cash or in shares of Capital Stock from time to time or at the time or times such shares shall be issued or transferred to such Key Employee, of amounts not exceeding the dividends which would have been payable to such Key Employee in respect of such shares (as adjusted under Section 8) if they had been issued or transferred to such Key Employee at the time such Stock Award was granted. Any amount payable in shares of Capital Stock under the terms of a Stock Award may, at the discretion of the Corporation, be paid in cash, on each date on which delivery of shares would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered.
  (d) A Stock Award shall be subject to such terms and conditions, including, without limitation, restrictions on sale or other disposition of the Stock Award or of the shares issued or transferred pursuant to such Stock Award, as the Compensation/Incentive Committee may determine. Provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the recipient shall, with respect to such shares, be and become a stockholder of the Corporation fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent otherwise provided in the Stock Award. Dividends are not payable on Performance Units prior to attainment of the specified performance objective. Each Stock Award shall be evidenced by a written instrument in such form as the Compensation/Incentive Committee shall determine, provided the Stock Award is consistent with this Plan and incorporates it by reference.
  6. Options: Stock Incentives in the form of Options shall be subject to the following provisions:
  (a) The maximum aggregate number of Stock Incentives in the form of Options which may be granted to an individual employee of the Corporation or a Subsidiary in any calendar year shall not exceed 200,000 Options.
  (b) Upon the exercise of an Option, the purchase price shall be paid in cash or, if so provided in the Option or in a resolution adopted by the Compensation/Incentive Committee (and subject to such terms and conditions as are specified in the Option or by the Compensation/Incentive Committee), in shares of Capital Stock or in a combination of cash and such shares. Shares of Capital Stock thus delivered shall be valued at their Fair Market Value on the date of exercise. Subject to the provisions of Section 8, the purchase price per share shall be not less than 100 percent of the Fair Market Value of a share of Capital Stock on the date the Option is granted.

  (c) Each Option shall be exercisable, in full or in part, six months after the date the Option is granted, or may become exercisable in one or more installments and at such time or times, as the Compensation/Incentive Committee shall determine. Unless otherwise provided in the Option, an Option, to the extent it is or becomes exercisable, may be exercised at any time, in whole or in part, until the expiration or termination of the Option. Any term or provision in any outstanding Option specifying when the Option is exercisable or that it be exercisable in installments may be modified at any time during the life of the Option by the Compensation/Incentive Committee, provided, however, no such modification of an outstanding Option shall, without the consent of the optionee, adversely affect any Option theretofore granted to him. An Option will become immediately exercisable in full if at any time during the term of the Option the Corporation obtains actual knowledge that any of the following events has occurred, irrespective of the applicability of any limitation on the number of shares then exercisable under the Option: (1) any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”), other than the Corporation or any of its subsidiaries, has become the beneficial owner, within the meaning of Rule 13d-3 under the 1934 Act, of 30 percent or more of the combined voting power of the Corporation’s then outstanding voting securities; (2) the expiration of a tender offer or exchange offer, other than an offer by the Corporation, pursuant to which 20 percent or more of the shares of the Corporation’s Capital Stock have been purchased; (3) the consummation of: (i) an agreement to merge or consolidate with or into another corporation and the Corporation is not the surviving corporation or (ii) an agreement to sell or otherwise dispose of all or substantially all of the assets of the Corporation (including a plan of liquidation); or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the nomination for the election by the Corporation’s stockholders of each new director was approved by a vote of at least one-half of the persons who were directors at the beginning of the two-year period.
  (d) Each Option shall be exercisable during the life of the optionee only by him or a transferee or assignee permitted by paragraph (g) of this Section 6 and, after his death, only by his estate or by a person who acquired the right to exercise the Option pursuant to one of the provisions of paragraph (g) of this Section 6. An Option, to the extent that it shall not have been exercised, shall terminate when the optionee ceases to be an employee of the Corporation or a Subsidiary, unless he ceases to be an employee because of his resignation with the consent of the Compensation/Incentive Committee (which consent may be given before or after resignation), or by reason of his death, incapacity or retirement under a retirement plan of the Corporation or a Subsidiary. Except as provided in the next sentence, if the optionee ceases to be an employee by reason of such resignation, the Option shall terminate three months after he ceases to be an employee. If the optionee ceases to be an employee by reason of such death, incapacity or retirement, or if he should die during the three-month period referred to in the preceding sentence, the Option shall terminate fifteen months after he ceases to be an employee. Where an Option is exercised more than three months after the optionee ceased to be an employee, the Option may be exercised only to the extent it could have been exercised three months after he ceased to be an employee. A leave of absence for military or governmental service or for other purposes shall not, if approved by the Compensation/Incentive Committee, be deemed a termination of employment within the meaning of this paragraph (d); provided, however, that an Option may not be exercised during any such leave of absence. Notwithstanding the foregoing provisions of this paragraph (d) or any other provision of this Plan, no Option shall be exercisable after expiration of the term for which the Option was granted, which shall in no event exceed ten years. Where an Option is granted for a term of less than ten years, the Compensation/Incentive Committee, may, at any time prior to the expiration of the Option, extend its term for a period ending not later than ten years from the date the Option was granted.
  (e) Options shall be granted for such lawful consideration as the Compensation/Incentive Committee shall determine.
  (f) Neither the Corporation nor any Subsidiary may directly or indirectly lend any money to any person for the purpose of assisting him to purchase or carry shares of Capital Stock issued or transferred upon the exercise of an Option.
  (g) No Option nor any right thereunder may be assigned or transferred by the optionee except:
  (i) by will or the laws of descent and distribution;
    (ii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or by the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder;
    (iii) by an optionee who, at the time of the transfer, is not subject to the provisions of Section 16 of the 1934 Act, provided such transfer is to, or for the benefit of (including but not limited to trusts for the benefit of), the optionee’s spouse or lineal descendants of the optionee’s parents; or
    (iv) by an optionee who, at the time of the transfer, is subject to the provisions of Section 16 of the 1934 Act, to the extent, if any, such transfer would be permitted under Securities and Exchange Commission Rule 16b-3 or any successor rule thereto, as such rule or any successor rule thereto may be in effect at the time of the transfer.
   If so provided in the Option or if so authorized by the Compensation/Incentive Committee and subject to such terms and conditions as are specified in the Option or by the Compensation/Incentive Committee, the Corporation may, upon or without the request of the holder of the Option and at any time or from time to time, cancel all or a portion of the Option then subject to exercise and either (i) pay the holder an amount of money equal to the excess, if any, of the Fair Market Value, at such time or times, of the shares subject to the portion of the Option so canceled over the aggregate purchase price of such shares, or (ii) issue or transfer shares of Capital Stock to the holder with a Fair Market Value, at such time or times, equal to such excess.
  (h) Each Option shall be evidenced by a written instrument, which shall contain such terms and conditions, and shall be in such form, as the Compensation/Incentive Committee may determine, provided the Option is consistent with this Plan and incorporates it by reference. Notwithstanding the preceding sentence, an Option, if so granted by the Compensation/Incentive Committee, may include restrictions and limitations in addition to those provided for in this Plan.
  (i) Any federal, state or local withholding taxes payable by an optionee or awardee upon the exercise of an Option or upon the removal of restrictions of a Stock Award shall be paid in cash or in such other form as the Compensation/Incentive Committee may authorize from time to time, including the surrender of shares of Capital Stock or the withholding of shares of Capital Stock to be issued to the optionee or awardee. All such shares so surrendered or withheld shall be valued at Fair Market Value on the date such are surrendered to the Corporation or authorized to be withheld.
  (j) No dividends shall be payable on Options.
  7. Combinations of Stock Awards and Options: Stock Incentives authorized by paragraph (b) (iii) of Section 3 in the form of combinations of Stock Awards and Options shall be subject to the following provisions:
  (a) A Stock Incentive may be a combination of any form of Stock Award with any form of Option; provided, however, that the terms and conditions of such Stock Incentive pertaining to a Stock Award are consistent with Section 5 and the terms and conditions of such Stock Incentive pertaining to an Option are consistent with Section 6.
  (b) Such combination Stock Incentive shall be subject to such other terms and conditions as the Compensation/Incentive Committee may determine, including, without limitation, a provision terminating in whole or in part a portion thereof upon the exercise in whole or in part of another portion thereof. Such combination Stock Incentive shall be evidenced by a written instrument in such form as the Compensation/Incentive Committee shall determine, provided it is consistent with this Plan and incorporates it by reference.
  8. Adjustment Provisions: In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Capital Stock shall be effected, or the outstanding shares of Capital Stock are, in connection with a merger or consolidation of the Corporation or a sale by the Corporation of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities of the Corporation or for shares of the stock or other securities of any other corporation, or a record date for determination of holders of Capital Stock entitled to receive a dividend payable in Capital Stock shall occur (a) the number and class of shares or other securities that may be issued or transferred pursuant to Stock Incentives, (b) the number and class of shares or other securities which have not been issued or transferred under outstanding Stock Incentives, (c) the purchase price to be paid per share or other security under outstanding Options, and (d) the price to be paid per share or other security by the Corporation or a Subsidiary for shares or other securities issued or transferred pursuant to Stock Incentives which are subject to a right of the Corporation or a Subsidiary to reacquire such shares or other securities, shall in each case be equitably adjusted.
  9. Term: This Plan shall be deemed adopted and shall become effective on the date it is approved and adopted by the stockholders of the Corporation. No Stock Incentives shall be granted under this Plan after May 17, 2020.
  10. Administration:
(a)	The Plan shall be administered by the Compensation/Incentive Committee, which shall consist of no fewer than three persons designated by the Board of Directors. Grants of Stock Incentive may be granted by the Compensation/Incentive Committee either in or without consultation with employees, but, anything in this plan to the contrary notwithstanding, the Compensation/Incentive Committee shall have full authority to act in the matter of selection of all Key Employees and in determining the number of Stock Incentives to be granted to them.

(b)	The Compensation/Incentive Committee may establish such rules and regulations, not inconsistent with the provisions of this Plan, as it deems necessary to determine eligibility to participate in this Plan and for the proper administration of this Plan, and may amend or revoke any rule or regulation so established. The

Compensation/Incentive Committee may make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Corporation, its Subsidiaries, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns upon all other persons claiming under or through any of them.

(c)	Members of the Board of Directors and members of the Compensation/Incentive Committee acting under this Plan shall be fully protected in relying on good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

(d)	Any awards under the Plan made to members of the Committee shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.
  11. General Provisions:
(a)	Nothing in this Plan nor in any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Corporation or a Subsidiary, or shall affect the right of the Corporation or of a Subsidiary to terminate the employment of any employee with or without cause.

(b)	No shares of Capital Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares, in the opinion of counsel to the Corporation, have been complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances, satisfactory to counsel to the Corporation, that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Corporation or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.

(c)	No employee (individually or as a member of a group), and no beneficiary or other persons claiming under or through him, shall have any right, title or interest in or to any shares of Capital Stock allocated or reserved for the purposes of this Plan or subject to any Stock Incentive except as to such shares of Capital Stock, if any, as shall have been issued or transferred to him.

(d)	The Corporation or a Subsidiary may, with the approval of the Compensation/Incentive Committee, enter into an agreement or other commitment to grant a Stock Incentive in the future to a person who is or will be a Key Employee at the time of grant, and, notwithstanding any other provision of this Plan, any such agreement or commitment shall not be deemed the grant of a Stock Incentive until the date on which the Company takes action to implement such agreement or commitment.

(e)	In the case of a grant of a Stock Incentive to an employee of a Subsidiary, such grant may, if the Compensation/Incentive Committee so directs, be implemented by the Corporation issuing or transferring the shares, if any, covered by the Stock Incentive to the Subsidiary, for such lawful consideration as the Compensation/Incentive Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the employee in the accordance with the terms of the Stock Incentive specified by the Compensation/Incentive Committee pursuant to the provisions of this Plan. Notwithstanding any other provisions hereof, such Stock Incentive may be issued by and in the name of the Subsidiary and shall be deemed granted on the date it is approved by the Compensation/Incentive Committee, on the date it is delivered by the Subsidiary or on such other date between said two dates, as the Compensation/Incentive Committee shall specify.

(f)	The Corporation or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Corporation or a Subsidiary determines it is required to withhold in connection with any Stock Incentive.

(g)	Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other Plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Corporation or any Subsidiary or other affiliate now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

  12. Amendments and Discontinuance:
(a)	This Plan may be amended by the Board of Directors upon the recommendation of the Compensation/Incentive Committee, provided that, without the approval of the stockholders of the Corporation, no amendment shall be made which (i) increases the aggregate number of shares of Capital Stock that may be issued or transferred pursuant to Stock Incentives as provided in paragraph (a) of Section 4, (ii) increases the maximum aggregate number of shares of Capital Stock that may be issued or transferred under the Plan to directors of the Corporation or of a Subsidiary as provided in paragraph (b) of Section 4, (iii) increases the maximum aggregate number of Stock Incentives, in the form of Options, which may be granted to an individual employee as provided in paragraph (a) of Section 6, (iv) withdraws the administration of this Plan from the Compensation/Incentive Committee, (v) permits any person who is not at the time a Key Employee of the Corporation or of a Subsidiary to be granted a Stock Incentive, (vi) permits any option to be exercised more than ten years after the date it is granted, (vii) amends Section 9 to extend the date set forth therein, (viii) materially modifies the definition of Key Employee in Section 2 hereof, (ix) accelerates or shortens the restriction periods under Section 6(d) hereof, or (x) amends this Section 12.

(b)	Except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, exchange, substitute, buyout or surrender outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(c)	Notwithstanding paragraph (a) of this Section 12, the Board of Directors may amend the Plan to take into account changes in applicable securities laws, federal income tax laws and other applicable laws. Should the provisions of Rule 16b-3, or any successor rule, under the Securities Exchange Act of 1934 be amended, the Board of Directors may amend the Plan in accordance therewith.

(d)	The Board of Directors may by resolution adopted by a majority of the entire Board of Directors discontinue this Plan.

(e)	No amendment or discontinuance of this Plan by the Board of Directors or the Stockholders of the Corporation shall, without the consent of the employee, adversely affect any Stock Incentive theretofore granted to him.

CHEMED CORPORATION
THERE ARE THREE WAYS TO VOTE: BY INTERNET, TELEPHONE OR MAIL
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through 12:00 AM Eastern Time on May 17, 2010.
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as if you marked, signed and returned your proxy card.

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outside the U.S. and Canada

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Please Vote, Sign, Date and Return Promptly in the Enclosed Postage-
Paid Envelope
(continued from other side)
▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED (PROPOSAL 1) AND FOR PROPOSAL 2 AND 3.

PROPOSAL 1 — To elect 01. Kevin J. McNamara, 02. Joel F. Gemunder, 03.
Patrick P. Grace, 04. Thomas C. Hutton, 05. Walter L. Krebs, 06. Andrea R.
Lindell, 07. Thomas P. Rice, 08. Donald E. Saunders, 9. George J. Walsh III and
10. Frank E. Wood.			PROPOSAL 3 — Ratification of Audit Committee’s selection of PricewaterhouseCoopers LLP as independent accountants for 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐

FOR ALL	WITHHOLD FROM ALL	FOR ALL, WITH EXCEPTIONS

☐	☐	☐	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

PROPOSAL 2 — Approval and Adoption of the 2010 Stock Incentive Plan.	FOR	AGAINST	ABSTAIN	☐ Please indicate by marking this box if you also intend to attend the 2010 Annual Meeting of Stockholders.
	☐	☐	☐
				Dated:	,2010

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INSTRUCTIONS: To withhold authority to vote for any individual Nominee(s) mark the “FOR ALL, WITH EXCEPTIONS” box and write the number of the excepted nominee(s) in the space below.				PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.